UNITED STATES
SECURITIES AND
EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant
to
Section 14(a) of the
Securities Exchange Act of 1934

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ENOVIS CORPORATION
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Proxy Statement

and

Notice of Annual Meeting

May 16, 2023 at 11:00 am Eastern Time

Notice of 2023 Annual Meeting of Stockholders

Tuesday, May 16, 2023

11:00 a.m. Eastern Time

Via live webcast at

www.virtualshareholdermeeting.com/ENOV2023

To Our Stockholders:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Enovis Corporation (“Enovis”) will be held via live webcast at www.virtualshareholdermeeting.com/ENOV2023 on Tuesday, May 16, 2023 at 11:00 a.m. Eastern Time, for the following purposes:

1.	To elect the ten members of the Board of Directors named in the attached proxy statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve the compensation of our named executive officers on an advisory basis (“say-on-pay”);

4.	To hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (“say-on-frequency”);

5.	To approve the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan; and

6.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on March 22, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

We are holding the Annual Meeting in a virtual-only format this year. We believe that this is the right choice for Enovis and its stockholders, as it provides expanded stockholder access, improves stockholder convenience, improves communications, and, given the continuing concerns regarding COVID-19, promotes the health and safety of participants by allowing them to participate from any location. To attend, participate in, and vote during the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2023 and enter the control number found on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend, participate in, and vote during the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

As a stockholder of Enovis, your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares at your earliest convenience and thank you for your continued support of Enovis Corporation.

Dated: March 31, 2023

By Order of the Board of Directors

Brian P. Hanigan

Secretary

Special Note Regarding Forward-Looking Statements

This proxy statement (this “Proxy Statement”) includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the plans, goals, objectives, outlook, expectations and intentions of Enovis Corporation (“Enovis” or “we”) and other statements that are not historical or current fact. Forward-looking statements are based on our current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause our results to differ materially from current expectations include, but are not limited to, risks related to macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns; risks related to the recently completed spin-off of ESAB Corporation in to an independent publicly traded company; other impacts on our business and ability to execute business and growth strategies and to achieve environmental, social and governance goals; and the other factors detailed in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the caption “Risk Factors,” as well as the other risks discussed in our filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This Proxy Statement speaks only as of the date hereof. We do not assume any obligation and do not intend to update any forward-looking statement except as required by law.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	Tuesday, May 16, 2023 at 11:00 a.m., Eastern Time

Location:	Via live webcast at www.virtualshareholdermeeting.com/ENOV2023

Record Date:	March 22, 2023

Availability of Proxy Materials – Use of Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 16, 2023: Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about March 31, 2023, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to vote at the Annual Meeting as of the close of business on March 22, 2023, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

You may vote if you were a stockholder of record at the close of business on March 22, 2023, the record date.

How to Cast Your Vote

You can vote by any of the following methods:

Via the internet (www.proxyvote.com) through May 15, 2023;

By telephone (1-800-690-6903) through May 15, 2023;

By completing, signing and returning your proxy by mail in the envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717 by May 15, 2023; or

✓

Via virtual attendance and voting at the Annual Meeting. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2023 and enter your control number. Once admitted, you may vote by following the instructions available on the meeting website. If you are a beneficial stockholder who owns shares in street name and have questions about your control number or how to obtain one, please contact the bank, broker or other nominee who holds your shares.

If you are a beneficial stockholder who owns your shares in street name, the availability of online or telephone voting may depend on the voting procedures of the organization that holds your shares.

- 2023 Proxy Statement	1

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Election of Directors	FOR each director nominee	9
Proposal 2 – Approval of Auditor	FOR	24
Proposal 3 – Say-on-Pay	FOR	59
Proposal 4 – Say-on-Frequency	ONE YEAR	60
Proposal 5 – Approval of Enovis Corporation 2023 Non-Qualified Stock Purchase Plan	FOR	61

Board and Governance Highlights

∎	Diverse, refreshed and experienced Board, with four new directors appointed following the spin-off of ESAB Corporation in April 2022

∎	Published our first Corporate Social Responsibility Report as Enovis Corporation in March 2023

∎	Rigorous stock ownership requirements for officers and directors

∎	Anti-hedging, anti-pledging, and clawback policies

2	- 2023 Proxy Statement

Board Nominees (page 9)

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Boards
Matthew L. Trerotola	55	2015	Chief Executive Officer, Enovis Corporation		N/A	∎ AptarGroup, Inc.

Barbara W. Bodem	55	2022	Former Chief Financial Officer, Hill-Rom Holdings, Inc.	✓	Audit	∎ Syneos Health, Inc.

Liam J. Kelly	56	2020	President and Chief Executive Officer, Teleflex Incorporated	✓	Nominating	∎ Teleflex Incorporated

Angela S. Lalor	57	2022	Advisor – Danaher Corporation	✓	CHCM	None

Philip A. Okala	54	2021	System President, City of Hope	✓	Audit	None

Christine Ortiz	52	2022	Morris Cohen Professor of Materials Science and Engineering at Massachusetts Institute of Technology	✓	Nominating	∎ Mueller Water Products, Inc.

A. Clayton Perfall	64	2010	Former Operating Executive, Tailwind Capital	✓	Audit (Chair)	None

Brady Shirley	57	2022	President and Chief Operating Officer, Enovis Corporation		N/A	None

Rajiv Vinnakota	52	2008	President, Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)	✓	CHCM Nominating (Chair)	∎ ESAB Corporation

Sharon Wienbar	61	2016	Former Venture Partner, Scale Venture Partners	✓	CHCM (Chair)	∎ Resideo Technologies, Inc.

- 2023 Proxy Statement	3

Our ten director nominees are current directors and have diverse backgrounds, skills and experience, which the Board believes contributes to the effective oversight of the Company. The following charts summarize the diversity, skills and experience of our Board members:

Skills and Attributes

Current or former CEO, CFO or COO	9/10

Other public company board experience	7/10

Related MedTech industry experience	8/10

Broad international experience	6/10

Extensive M&A or capital markets experience	7/10

Diverse (female or racially/ethnically diverse)
6/10

Technology/IT/Innovation experience	8/10

Organizational management and leadership development	10/10

Finance, accounting or risk management experience	7/10

4	- 2023 Proxy Statement

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chair of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

Corporate Social Responsibility and Sustainability

Our corporate social responsibility (“CSR”) and sustainability program is organized around identifying, assessing and managing on an ongoing basis the environmental, social and governance (“ESG”) factors that are relevant to our long-term financial performance. Our sustainability program takes into account the interests of our key stakeholder constituencies, including our employees, customers, communities and stockholders. ESG issues that we focus on across the Company include workplace health and safety, energy efficiency, waste management, climate risk, human capital management, diversity and inclusion, supply chain management, business ethics and compliance, and data privacy and protection.

In March 2023, we published our 2022 CSR Report, which is our first such report as a standalone medical technology company, and can be accessed on our website at www.enovis.com on the Investors page under the Corporate Governance Tab. The report builds on Colfax Corporation’s inaugural 2020 CSR Report, which was published prior to the spin-off of ESAB Corporation in April 2022. Recent enhancements to our CSR program and selected highlights from the 2022 CSR Report are summarized below.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC, and any reference to our website is intended to be an inactive textual reference only.

Governance; Community Involvement and Corporate Citizenship We take ESG-related risks and opportunities into account in our strategic decision-making, both by the Board and management.

∎	ESG matters are managed and monitored by senior management throughout the year. The Board exercises oversight over ESG matters at the full Board level and through our relevant committees.

∎

Under its charter, our Nominating and Corporate Governance Committee is expressly tasked with reviewing the Company’s undertakings with respect to ESG matters, including our role as a corporate citizen and policies and programs relating to health, safety and sustainability matters. An ESG update is included as a standing agenda item at each Nominating and Corporate Governance Committee Meeting.

∎

Our refreshed Board is comprised of individuals with diverse backgrounds, skills and experiences, and our Nominating and Corporate Governance Committee charter and Corporate Governance Guidelines reflect our commitment to actively seeking out highly qualified women and minority director candidates, as well as candidates with diverse backgrounds, experiences and skills as part of each director search the Company undertakes.

∎

Our Audit Committee charter expressly tasks the Audit Committee with the review and oversight of the Company’s policies with respect to risk assessment and risk management related to information technology and cybersecurity.

∎

At least once a quarter, management provides the Audit Committee with an update on cybersecurity. During 2022, at the direction of the Audit Committee the Company continued to develop action plans to implement recommended improvements that were identified as a part of a comprehensive information security assessment of the Company’s businesses that was completed in 2021.

∎

The Company maintains a robust information security training and compliance program, which includes, among other things, regular phishing awareness training. In October 2022, the Company conducted a cybersecurity awareness month campaign, which focused on a variety of training topics, including cybersecurity in the workplace, phishing and credential harvesting awareness, social engineering tactics, and sound information security practices when working from home.

∎

We also maintain a global data privacy program, which is overseen by our global privacy officer and sets out a framework for compliance with the EU General Data Protection Regulation and other relevant privacy laws and regulations.

- 2023 Proxy Statement	5

∎

We believe in giving back to our communities and supporting other worthwhile initiatives that contribute to the betterment of society. We encourage all of our sites to participate in a “Creating Better in the Community Day.” The initiative is led by our local teams and employees are provided with an additional day of paid time off to participate. In 2022, as COVID-19 related restrictions began to subside, Enovis sites participated in a variety of group events to give back to the communities where we live and work, as highlighted in further detail in our 2022 Corporate Social Responsibility Report.

Health, Safety and Environment The protection of human health, personal safety and environmental quality rank at the highest level of importance to Enovis.

∎	Our full Board reviews our safety initiatives at the start of each regularly scheduled Board meeting.

∎

In addition, our executive leadership team reviews safety matters with our site leaders on a regular and ongoing basis, and our safety initiatives and safety performance are discussed and highlighted with all Enovis associates at each quarterly town hall meeting.

∎

As part of our continuous improvement culture, we maintain an active and robust environmental, health and safety (“EHS”) audit program. During 2022, we completed EHS audits at eleven of our key sites. Following each completed audit, findings are reviewed and discussed with site leadership and formal actions are developed to address any audit findings.

∎	Our associates participate in EHS training on an ongoing basis. During 2022, associates received training on, among other things, driver safety and proper ergonomics.

∎

Following the spin-off of ESAB Corporation in April 2022, we recognized the need to assess our environmental footprint as Enovis began its journey as a standalone public company. In the second half of 2022, with the assistance of a third-party expert, we completed an initial assessment of scope 1 and scope 2 greenhouse gas (GHG) emissions at eleven of the Company’s largest sties. This initial assessment allowed us to create a consistent, repeatable process that will facilitate collection and measurement of GHG emissions data on an enterprise-wide basis.

∎

In the second half of 2022, we partnered with our global property insurer to undertake an initial climate risk assessment of our global operating locations. The assessment identified opportunities to improve our climate resilience, and we intend to continue to work with our insurer to update it on an ongoing basis.

Human Capital; Diversity, Equity and Inclusion; Human Rights and Supply Chain As an equal opportunity employer, we are committed to a diverse workforce.

∎

Our Compensation and Human Capital Management Committee’s responsibilities include oversight of the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

∎

During 2022, we continued to expand our diversity, equity and inclusion (DE&I) initiatives and key priorities. These actions included, among other things, DE&I training programs for managers and associates, expanded efforts to ensure diverse candidate slates, and the successful launch of two affinity groups, a global Women’s Leadership Council and U.S. Black/African American Group.

∎

We conduct an annual global associate engagement survey to gather associate feedback. We share the survey results with all associates, and managers conduct formal focus groups and discussions with their teams to implement action plans to address key areas for improvement.

∎	During 2022, we completed a comprehensive review of our benefit programs and identified and prioritized adjustments, including a new U.S. parental leave policy.

∎

We have publicly stated our commitment to respecting human rights across all of our business operations in accordance with the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work.

Without limiting the foregoing, we do not utilize or permit: Child labor, Forced labor, or Other abusive or unsafe working conditions.

6	- 2023 Proxy Statement

∎

To further emphasize our commitment to human rights, we have adopted a Global Human Rights Policy, which is available on our website at www.enovis.com on the Investors page under the Corporate Governance tab.

Auditor Ratification (page 24)

We ask our stockholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Below is summary information about fees paid or due to be paid to Ernst & Young LLP for services provided in 2022 and 2021:

Fee Category (fees in thousands)	2022	2021

Audit Fees	$3,509	$6,849

Audit-Related Fees	–	3,175

Tax Fees	285	301

All Other Fees	–	–

TOTAL	$3,794	$10,325

Executive Compensation (page 27)

We strive to create a compensation program for our associates, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe this results in performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Our compensation program includes the following key features:

∎	We link rewards to performance and foster a team-based approach by setting clear objectives that, if achieved, will contribute to our overall success;

∎

We emphasize long-term stockholder value creation by using stock options and time-based and performance-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results;

∎

We set Annual Incentive Plan operational and financial performance targets based on the results of our Board’s strategic planning process and corporate budget, and provide payouts that vary significantly from year-to-year based on the achievement of those targets; and

∎	We believe the design of our overall compensation program, as well as our internal controls and policies, serve to limit excessive risk-taking behavior, as described further on page 38.

Say-on-Pay: Advisory Vote to Approve the Compensation of our Named Executive Officers (page 59)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Say-on-Frequency: Advisory Vote on the Frequency of Future Say-on-Pay Votes (page 60)

We are asking our stockholders to vote on an advisory basis on whether the vote on the compensation of our named executive officers should occur every one, two or three years. Our Board of Directors has recommended an advisory vote to approve executive compensation each year as the appropriate frequency for Enovis and its stockholders.

Approval of Enovis Corporation 2023 Non-Qualified Stock Purchase Plan (page 61)

We are asking our stockholders to approve the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan. Our Board of Directors has recommended that stockholders vote FOR the approval of such plan.

- 2023 Proxy Statement	7

Proxy Statement for Annual Meeting of Stockholders

2023 Annual Meeting

We are furnishing this Proxy Statement (the “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Enovis Corporation (hereinafter, “Enovis,” “we,” “us” and the “Company”) of proxies for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 16, 2023, at 11:00 a.m. Eastern Time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. We first made these materials available to the Company’s stockholders entitled to vote at the Annual Meeting on or about March 31, 2023.

About Enovis Corporation

Enovis Corporation is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuel active lifestyles in orthopedics and beyond.

On April 4, 2022, the Company completed the separation of its formerly owned fabrication technology business into an independent, publicly traded company, ESAB Corporation (the “Separation”). Immediately following the Separation, the Company effected, reverse stock split of all issued and outstanding shares of Enovis common stock at a one-for-three ratio. On April 5, 2022, Enovis common stock began trading on the New York Stock Exchange (NYSE) under the symbol ENOV.

Our principal executive office is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. Our telephone number is (302) 252-9160 and our website is located at enovis.com.

8	- 2023 Proxy Statement

Proposal 1	Election of Directors

Ten director nominees will be elected at the Annual Meeting, each to serve until the next annual meeting of the Company and until his or her successor is duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 16, 2023: Matthew L. Trerotola, Barbara W. Bodem, Liam J. Kelly, Angela S. Lalor, Philip A. Okala, Christine Ortiz, A. Clayton Perfall, Brady Shirley, Rajiv Vinnakota, and Sharon Wienbar. All nominees are currently serving on the Board. Mitchell P. Rales will not stand for re-election and will retire from our Board as of the Annual Meeting. Although as of the date of this Proxy Statement the number of directors is fixed at eleven, the Board has adopted a resolution that, effective as of the retirement of Mr. Rales at the Annual Meeting, the size of the Board will be reduced to ten.

Director Qualifications

 Nominating Committee Criteria for Board Members

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

∎	personal and professional integrity;

∎	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

∎	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

∎	the interest, capacity and willingness to serve the long-term interests of the Company and its stockholders; and

∎	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee also reviews, among other qualifications, the perspective, broad business judgment and leadership, business creativity and vision, and diversity of potential directors, all in the context of the needs of the Board at that time. We believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity, and we seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.

The charter of the Nominating and Corporate Governance Committee affirmatively recognizes diversity as one of the criteria for consideration in the selection of director nominees, and in its deliberations and discussions concerning potential director appointments the Nominating and Corporate Governance Committee has paid particular attention to diversity together with all other qualifying attributes. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and minority director candidates, as well as candidates with diverse backgrounds, experiences and skills, as part of each director search that our Company undertakes. In addition, the Nominating and Corporate Governance Committee annually considers its effectiveness in achieving these objectives as a part of its assessment of the overall composition of the Board and as part of the annual Board evaluation process described further below, which includes a director skills matrix to identify areas of director knowledge and experience that may benefit the Board in the future. That information is used as a part of the director search and nomination process. The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company.

 Board Member Service

The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee and the Board considered in determining that the person should serve as a director of

- 2023 Proxy Statement	9

the Company. The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board, or the Board may determine to reduce the size of the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees for Director

The names of the nominees for director, their ages as of March 31, 2023, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee are set forth below:

Matthew L. Trerotola	Director since 2015 | Age 55 Committees: None

Career Highlights and Recent Business Experience

∎  Enovis Corporation (2015 – present)

∎  Chief Executive Officer and Director

∎  DuPont (2013 – 2015)

∎  Executive Vice President and member of Office of the Chief Executive

∎  Danaher Corporation (2007 – 2013)

∎  Vice President and Group Executive for Life Sciences (2012 – 2013)

∎  Group Executive, Product Identification (2009 – 2012)

∎  President, Videojet business (2007 – 2009)

∎  Served as a consultant at McKinsey & Company from 1995-1999, focused primarily on helping clients accelerate growth

Other Current Public Directorships

∎  AptarGroup, Inc. (2022 – present)

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Senior leadership experience and global operational expertise

∎  Deep experience and familiarity with EGX

∎  Extensive M&A and capital markets experience

Barbara W. Bodem	Director since 2022 | Independent | Age 55 Committees: Audit

Career Highlights and Recent Business Experience

∎  Dentsply Sirona Inc.

∎  Interim Chief Financial Officer (April – October 2022)

∎  Hill-Rom Holdings, Inc.

∎  Senior Vice President and Chief Financial Officer (2018 – 2021)

∎  Mallinckrodt Pharmaceuticals (2015 – 2018)

∎  Senior Vice President of Finance

∎  Previously served in senior finance roles for Hospira, Inc. and Eli Lilly & Company

∎  Director, BiomEdit (private company) (2022 – present)

Other Current Public Directorships

∎  Syneos Health, Inc. (2022 – present)

Other Public Directorships in the Past Five Years

∎  Turning Point Therapeutics (2021 – 2022)

∎  Invacare Corporation (2017 – 2018)

Specific Qualifications, Experience, Skills and Expertise

∎  Extensive finance, accounting and risk management experience, including as a public company chief financial officer

∎  Significant medical device and healthcare industry experience

∎  Board leadership experience as an audit committee member and chair

Liam J. Kelly	Director since 2020 | Independent | Age 56 Committees: Nominating and Corporate Governance

Career Highlights and Recent Business Experience

∎  Teleflex Incorporated

∎  Chairman, President and Chief Executive Officer (2020 – present)

∎  President and Chief Executive Officer (2018 – 2020)

∎  Served in a variety of senior leadership roles from 2009 to 2017

∎  Hill-Rom Holdings, Inc. (2002 – 2009)

∎  Served in a number of senior level positions, including Vice President of International Marketing and R&D

Other Current Public Directorships

∎  Teleflex Incorporated (2020 – present)

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Extensive experience in the medical device industry, including as a public company chief executive officer

∎  Significant experience managing international businesses

∎  Extensive healthcare and medical device M&A experience

10	- 2023 Proxy Statement

Angela S. Lalor	Director since 2022 | Independent | Age 57 Committees: Compensation and Human Capital Management

Career Highlights and Recent Business Experience

∎  Danaher Corporation

∎  Advisor (2022 – present)

∎  Senior Vice President, Human Resources (2012 – 2022)

∎  3M Company

∎  Senior Vice President, Human Resources (2005 – 2012)

∎  Served in a series of human resources leadership roles of progressive responsibility from 1990 – 2004

Other Current Public Directorships

∎  None

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Extensive leadership development, talent strategy and human capital management experience, including experience leading employee engagement and diversity, equity and inclusion initiatives

∎  Senior leadership experience for two public companies with significant experience and portfolios of healthcare businesses

∎  Extensive international M&A experience

Philip A. Okala	Director since 2021 | Independent | Age 54 Committees: Audit

Career Highlights and Recent Business Experience

∎  City of Hope, a leading cancer research and treatment organization

∎  System President (2022 – present)

∎  University of Pennsylvania Health System

∎  Chief Operating Officer (2017 – 2022)

∎  Senior Vice President for Strategy and Business Development (2013 – 2017)

∎  Vice President for Service Lines (2007 – 2013)

∎  Previously held management and leadership positions with other healthcare organizations, including Geisinger Health System, Roswell Park Cancer Institute and the University of Texas MD Anderson Cancer Center

∎  Fellow in the American College of Healthcare Executives and The Healthcare Financial Management Association

Other Current Public Directorships

∎  None

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Extensive healthcare industry experience, including as a hospital executive leading successful mergers, acquisitions and strategic alliances

∎  Significant financial and risk management experience in the healthcare industry

∎  Knowledge and expertise with respect to emerging healthcare technology trends and developments

Dr. Christine Ortiz	Director since 2022 | Independent | Age 52 Committees: Nominating and Corporate Governance

Career Highlights and Recent Business Experience

∎  Massachusetts Institute of Technology

∎  Professor of Materials Science and Engineering (1999 –present)

∎  Dean for Graduate Education (2010 – 2016)

∎  Author of more than 200 scholarly publications and recipient of 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded by President George W. Bush

∎  Founder, president and chair of the board of directors of Station 1, an innovative, non-profit, higher educational institution

Other Current Public Directorships

∎  Mueller Water Products

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Deep knowledge of cutting-edge developments in biotechnology and biomaterials, and advanced manufacturing

∎  Extensive experience in innovation and entrepreneurship, executive leadership, marketing and branding

∎  Relevant public company board experience, including oversight of environmental, social and governance; diversity, equity and inclusion; and corporate social responsibility initiatives

- 2023 Proxy Statement	11

A. Clayton Perfall	Director since 2010 | Independent | Age 64 Committees: Audit (Chair)

Career Highlights and Recent Business Experience

∎  Tailwind Capital (2014 – 2022)

∎  Operating Executive, focused on growing middle market companies in the healthcare, technology, business services and industrial services sectors

∎  Archway Marketing Services, Inc.

∎  Chairman and Chief Executive Officer (2008 – 2013)

∎  Union Street Acquisition Corp.

∎  Chief Executive Officer (2006 – 2008)

∎  AHL Services, Inc. (2001 – 2008)

∎  Chief Executive Officer and Director

∎  Snyder Communications, Inc. (1996 – 2000)

∎  Chief Financial Officer

∎  Previously served as a partner with an international accounting firm, and as a director of numerous public and private companies

Other Current Public Directorships

∎  None

Other Public Directorships in the Past Five Years

∎  Comstock Holding Companies, Inc. (2004 – 2018)

Specific Qualifications, Experience, Skills and Expertise

∎  Significant financial expertise and experience as a public company chief financial officer and audit committee chair

∎  Extensive executive leadership experience

∎  M&A and capital markets experience, including extensive international and healthcare M&A experience

Brady R. Shirley	Director since 2022 | Age 57 Committees: None

Career Highlights and Recent Business Experience

∎  Enovis Corporation

∎  President and Chief Operating Officer (2022 – present)

∎  Chief Executive Officer, DJO business (2016 – 2022)

∎  President, DJO Surgical business (2014 -2016)

∎  Innovative Medical Device Solutions (2009 – 2013)

∎  Chief Executive Officer and Director

∎  Stryker Corporation (1992 – 2009)

∎  Served in several key leadership positions, including President of Stryker Communications and Senior Vice President of Stryker Endoscopy

Other Current Public Directorships

∎  None

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Extensive medical device industry experience, with a particular focus in the orthopedic industry

∎  Senior leadership experience, including as a chief executive officer and chief operating officer of medical device companies

∎  Deep knowledge of the Company’s products, technology and innovation initiatives

Rajiv Vinnakota	Director since 2008 | Independent | Age 52 Committees: Nominating and Corporate Governance (Chair); Compensation and Human Capital Management

Career Highlights and Recent Business Experience

∎  Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)

∎  President (2019 – present)

∎  The Aspen Institute (2015 – 2018)

∎  Executive Vice President, leading a division on youth and engagement

∎  The SEED Foundation (1997 – 2015)

∎  Co-Founder and Chief Executive Officer

∎  Director (1997 – present); Chair of the Board (1997 – 2005)

∎  Previously served as an associate at Mercer Management Consulting

∎  Princeton University

∎  Trustee (2004 – 2007)

∎  Member, Executive Committee of Board of Directors (2006 – 2007)

∎  National Chair of Annual Giving (2007-2009)

∎  The Eugene and Agnes Meyer Foundation

∎  Director (2016 – 2019)

Other Current Public Directorships

∎  ESAB Corporation (2022 – present)

Other Public Directorships in the Past Five Years

∎  None

Specific Qualifications, Experience, Skills and Expertise

∎  Senior leadership experience as a founder, president or chief executive officer of multiple organizations

∎  Extensive experience with leadership development, employee engagement and human capital management programs

∎  Familiarity and experience with EGX and the Company’s businesses and processes through Board and committee leadership roles

12	- 2023 Proxy Statement

Sharon Wienbar	Director since 2016 | Independent | Age 61 Committees: Compensation and Human Capital Management (Chair)

Career Highlights and Recent Business Experience

∎  Scale Venture Partners (2001 – 2018)

∎  Partner; Led venture capital investments in technology companies and served on the boards of numerous portfolio businesses

∎  Serves as a director of Kaleido Health (private), a leadng women’s health app

∎  Hackbright Academy, a leading software engineering training company for women

∎  Chief Executive Officer (2015 – 2016)

∎  Prior to venture capital career, served as an executive at several software companies, including Adobe Systems, and as a consultant at Bain & Company

∎  Served on Microsoft Inc.’s venture advisory committee and as a director at Everyday Health, Inc. (2014 – 2016) and Glu Mobile, Inc. (2007 – 2008)

Other Current Public Directorships

∎  Resideo Technologies, Inc.

Other Public Directorships in the Past Five Years

∎  Covetrus, Inc. (2020 – 2022)

Specific Qualifications, Experience, Skills and Expertise

∎  Extensive executive leadership experience in the software and technology industries

∎  Significant M&A experience, with a particular focus on emerging technologies, venture capital investments and strategic partnerships

∎  Public company board leadership experience, including service as a committee chair

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required for election of each director.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees for director listed above.

- 2023 Proxy Statement	13

∎	CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board members be “independent” under the NYSE’s listing standards. In addition, the respective charters of the Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee require that each member of these committees be “independent” under the NYSE’s listing standards and, with respect to the Audit Committee, under the applicable heighted independence standards under the SEC rules. In order for a director to qualify as “independent,” our Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would impair the director’s independence. Our Board undertook its annual review of director independence in February 2023. The Board has determined that Mr. Rales, Ms. Bodem, Mr. Kelly, Ms. Lalor, Mr. Okala, Dr. Ortiz, Mr. Perfall, Mr. Vinnakota, and Ms. Wienbar each qualify as “independent” under the NYSE’s listing standards.

The independent members of our Board must hold at least two “executive session” meetings each year without the presence of management. In general, the meetings of independent directors are intended to be used as a forum to discuss such topics as they deem necessary or appropriate. If the Chair of the Board is not an independent director, the independent directors select a Lead Independent Director who serves as chairperson for each executive session. During 2022 and 2023, Mr. Rales, as an independent Chair, has served as the presiding director of the independent director executive sessions. Ms. Wienbar has been appointed as Lead Independent Director effective upon Mr. Rales’ retirement at the Annual Meeting and will serve as chairperson for executive sessions in that capacity.

Board of Directors and its Committees

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of six meetings during the year ended December 31, 2022. During 2022, each of our directors attended at least seventy-five percent of the aggregate Board meetings and meetings of the committees of the Board on which such directors served (during the periods that he or she served). Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders. All of our directors attended our annual meeting of stockholders in 2022.

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The Board has a standing Audit Committee, Compensation and Human Capital Management Committee (the “CHCM Commitee”), and Nominating and Corporate Governance Committee. The charters for the standing committes are available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Board committees review their respective charters on an annual basis. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance, as described in greater detail below.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Capital Management Committee

Mitchell P. Rales*

Matthew L. Trerotola

Barbara W. Bodem	✓

Liam J. Kelly		✓

Angela S. Lalor			✓

Philip A. Okala	✓

Christine Ortiz		✓

A. Clayton Perfall

Brady R. Shirley

Rajiv Vinnakota			✓

Sharon Wienbar

Chair
✓	Member
*	Mr. Rales is retiring from the Board at the Annual Meeting.

Audit Committee

Our Audit Committee met seven times during the year ended December 31, 2022. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and the Company’s policies with respect to risk assessment and risk management related to information technology and cybersecurity. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Mr. Perfall, Chair, Mr. Okala, and Ms. Bodem. Mr. Okala and Ms. Bodem were each appointed to the Audit Committee on April 4, 2022. The Board has determined that each of Mr. Perfall, Mr. Okala and Ms. Bodem qualifies as an “audit committee financial expert,” as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s listing standards and that each member of our Audit Committee is independent under the standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met five times during the year ended December 31, 2022. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. In making its recommendations, the committee will review a candidate’s qualifications and any potential conflicts of interest and assess contributions of current directors in connection with his or her renomination. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including Board size and membership qualifications, new director orientation, committee structure and membership, related person transactions, and communications with stockholders and other interested parties. The Nominating and Corporate Governance Committee is also responsible for reviewing the Company’s undertakings with respect to environmental, social, and governance

- 2023 Proxy Statement	15

matters, including the Company’s role as a corporate citizen and the Company’s policies and programs relating to health, safety and sustainability matters. The members of our Nominating and Corporate Governance Committee are Mr. Vinnakota, Chair, Mr. Kelly and Dr. Ortiz, who was appointed to the Nominating and Corporate Governance Committee on April 4, 2022. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s listing standards.

Compensation and Human Capital Management Committee

Our CHCM Committee met eight times during the year ended December 31, 2022. The members of our CHCM Committee are Ms. Wienbar, Chair, Mr. Vinnakota, and Ms. Lalor, who was appointed to the CHCM Committee on April 4, 2022. The Board has determined that each member of our CHCM Committee is a “non-employee director” within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s listing standards for directors and compensation committee members.

The CHCM Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans. Specifically, the CHCM Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The CHCM Committee also annually reviews and approves all elements of the compensation of our other executive officers. Our Chief Executive Officer plays a significant role in developing and assessing achievement against the goals and objectives for other executive officers and makes compensation recommendations to the CHCM Committee based on these evaluations. The CHCM Committee also administers all of the Company’s management incentive compensation plans and equity-based compensation plans. The CHCM Committee makes recommendations to the Board regarding compensation of all executive officer hires, all elements of director compensation, and the adoption of certain amendments to incentive or equity-based compensation plans. The CHCM Committee also assists the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all Enovis associates. Additionally, the CHCM Committee periodically reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the CHCM Committee’s authority and management’s role in compensation determinations, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 27.

Since April 2009, our CHCM Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to, among other things, formulate an appropriate peer group to be used by the CHCM Committee and to provide competitive comparison data and for other compensation consulting services as requested by the CHCM Committee. Additional information on the nature of the information and services provided by this independent compensation consultant can be found below in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the CHCM Committee is or has ever been an officer or an employee of the Company or any of its subsidiaries, and no CHCM Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

Identification of Director Candidates and Director Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee may also use outside consultants and third-party search firms to assist in identifying candidates. The Nominating and Corporate Governance Committee is responsible for assessing whether a candidate may qualify as an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may nominate persons to be elected as directors and, as noted above, may suggest candidates for consideration by the Nominating and Corporate Governance Committee. If a stockholder wishes to suggest a person to the Nominating and Corporate Governance Committee for consideration as a director candidate, he or she must provide the same information as required of a stockholder who intends to nominate a director pursuant to the procedures contained in Section 3.3 of our Bylaws, in accordance with the same deadlines applicable to director nominations, as described below under “General Matters—Stockholder Proposals and Nominations.”

16	- 2023 Proxy Statement

Board Leadership Structure

Our Board’s goal is to achieve the best possible Board leadership structure to facilitate effective oversight and management of our Company. The Board believes that there is no single, generally accepted approach to providing effective Board leadership, and that the leadership structure of the Board may vary from time to time based on the individuals serving on the Board and the specific circumstances facing the Company. To that end, our Corporate Governance Guidelines specify that the Board does not have a formal policy as to whether the positions of Chair of the Board and Chief Executive Officer should be held by separate persons, or whether the Chair should be independent, and that the Board’s policy is instead to adopt the practice that best serves the Company’s needs at any particular time.

Currently, the positions of Chair of the Board and Chief Executive Officer are held by separate persons. We believe that this structure has served the Company well over the past several years, as we have reshaped the Company’s portfolio and completed our transformation into a focused med-tech growth company following the spin-off of ESAB Corporation in April 2022. Mr. Rales, who currently serves as Chair of our Board, is not standing for re-election and will be retiring from the Board as of the Annual Meeting.

Effective as of Mr. Rales’ retirement at the Annual Meeting, the Board has appointed Mr. Trerotola, our Chief Executive Officer, to serve as Chair of the Board. In arriving at its decision to appoint Mr. Trerotola as Chair, the Board noted that Mr. Trerotola will be able to leverage his deep understanding of the Company’s business to elevate the right strategic opportunities and identify key risks and mitigation opportunities for the Board’s review. The Board also determined that, in his role of Chief Executive Officer, Mr. Trerotola is best positioned to effectively communicate Board strategy to the other members of management and to efficiently implement Board directives and priorities.

Following the Annual Meeting, in accordance with our Corporate Governance Guidelines, Ms. Wienbar will be appointed as Lead Independent Director. We believe that the presence of a strong Lead Independent Director ensures robust independent leadership on the Board and enhances the Board’s ability to evaluate management performance and fulfill its oversight role. Our Corporate Governance Guidelines establish a clear mandate and specific responsibilities for the Lead Independent Director, which include, among other things, coordinating the activities of the independent directors, consulting with the Chair to help establish Board meeting schedules and agendas and reviewing those schedules and agendas, calling and presiding over executive sessions of the independent directors, acting as a liaison between the independent directors and the Chair, and coordinating the annual performance evaluation of the Chief Executive Officer together with the CHCM Committee. We believe that Ms. Wienbar’s extensive knowledge of the Company, leadership experience on other public and private company boards, business acumen and deep understanding of growth and innovation drivers make her well suited for the role of Lead Independent Director.

Board Evaluation Process

The Board and its committees conduct self-assessments annually at their February meetings. The Nominating and Corporate Governance Committee oversees the process. The annual evaluation procedure is summarized below.

Action and Timeframe	Description
Preparation – November/December

Each director receives draft materials for the annual evaluation of (i) the Board’s performance and (ii) the performance of his or her committee(s). The materials include the Board and committee self-assessment questionnaires. In advance of the assessment, questions are revised and supplemented based on the input received from the Board members and, prior to distribution, the Chair of the Nominating and Corporate Governance Committee leads a final review in the December Board and committee meetings. For 2022, as a supplement to the written self-assessment questionnaires, the Board determined that the Chair of the Nominating and Corporate Governance Committee would also conduct one-on-one interviews with individual directors to obtain their feedback on Board and committee processes. At its December meeting, the Nominating and Corporate Governance Committee reviewed a list of questions that the Chair would use to facilitate such interviews.

Assessment – December/January

Each director is asked to consider a list of questions to assist with the evaluation of the Board and its committees, covering topics such as Board composition, the conduct and effectiveness of meetings, quality of discussions, roles and responsibilities, quality and quantity of information provided, and other opportunities for improvement. The Chair of the Nominating and Corporate Governance Committee scheduled and conducted one-one-one interviews with individual directors.

- 2023 Proxy Statement	17

Action and Timeframe	Description
Review and Discussion – February

The Board and its committees receive a report summarizing the annual evaluations as well as a year-over-year comparison. In addition, the Chair prepared a summary report with feedback from the one-on-one interviews. The reports are distributed for consideration in advance of and discussed at the February Board meeting. The committee chairs report to the Board on their respective committee evaluations, noting any actionable items. Past evaluations have addressed a wide range of topics such as Board materials, Board composition, director education and on-boarding, and allocation of meeting times.

Actionable Items and Follow-Up – Ongoing	The Board and committees address any actionable items throughout the year, including a mid-year check-in and end of year assessment against the actionable items identified in February.

Board’s Role in Risk Oversight

 Full Board

The Board maintains responsibility for oversight of risks that may affect the Company. The Board discharges this duty primarily through its standing committees and also considers risk in its strategic planning for the Company and in its consideration of acquisitions. The Board engages in discussions about risk at each quarterly meeting, where it receives reports from its committees, as applicable, about the risk oversight activities within their respective areas of responsibility. During 2022, the Board reviewed the Company’s enterprise risk management with the Company’s senior leaders at its July meeting, with a focus on those risks that have the highest probability and greatest impact to the Company. In addition, the Company maintains a Compliance Steering Committee, which includes all members of the Company’s executive leadership team, as well as leaders of key functional areas, such as compliance, supply chain and information technology. The Compliance Steering Committee meets on a quarterly basis to review enterprise risks, as well as related mitigation efforts, and management provides regular updates to the Board on significant matters that are discussed at such meetings.

The Audit, Nominating and Corporate Governance and CHCM Committees each make full reports to the Board of Directors at each regularly scheduled meeting regarding each committee’s considerations and actions, and risk considerations are presented to and discussed with the Board by management as part of strategic planning sessions and when considering potential acquisitions. Further details regarding the roles of the Board’s standing committees with respect to risk oversight are set forth below.

 Audit Committee

The Audit Committee (i) receives reports from and discusses with management, our internal audit team, and our independent registered public accounting firm all major risk exposures (whether financial, operating or otherwise), (ii) reviews the Company’s policies with respect to risk assessment and enterprise risk management, including with respect to cybersecurity risks, and (iii) oversees compliance with legal and regulatory requirements and our ethics program, including our Code of Business Conduct.

On an annual basis, management reviews its assessment of key enterprise risks and focus areas with the Audit Committee, utilizing a “risk radar” approach developed from meetings with key executives, external benchmarking discussions and reviews of industry thought leadership. Such assessment takes into account, among other things, potential impact to financial statements, regulatory and compliance considerations, potential impact to the Company’s brand and reputation, and the Company’s ability to meet customer demands.

Management reports to the Audit Committee on a quarterly basis regarding the Company’s information security and cybersecurity programs, including the Company’s training, processes, controls and procedures in these areas, as well as its efforts to monitor and improve its cybersecurity defenses and response plans. In addition, management provides regular updates to the Audit Committee on compliance and other matters that are raised through the Company’s ethics hotline and other internal channels.

 Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees the corporate governance principles and governance structures that contribute to successful risk oversight and management. Pursuant to its charter, the Nominating and Corporate Governance Committee has primary oversight responsibility for reviewing the Company’s undertaking with respect to ESG matters, and reviews ESG trends and developments with management as a standing agenda item at each meeting.

18	- 2023 Proxy Statement

 CHCM Committee

The CHCM Committee oversees certain risks associated with compensation policies and practices, as further discussed below under “Compensation Discussion and Analysis—Compensation Program and Risk”. The CHCM Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

Standards of Conduct

 Corporate Governance Guidelines and Pledging

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, director orientation and continuing education, and our policy prohibiting pledging.

In February 2014, the Board amended the Corporate Governance Guidelines to prohibit any future pledging of Company stock as security under any obligation by our directors and executive officers. The Board excepted from the policy shares of Company common stock that were already pledged at the time the policy was adopted, but any additional share pledges were prohibited. Pledged shares of Company common stock do not count toward our stock ownership requirements.

Certain shares of common stock owned by Mr. Rales, Chair of our Board, that were pledged at the time that the policy was adopted were grandfathered from the policy. As part of its risk oversight function, the Audit Committee of the Board reviewed Mr. Rales’ share pledges on a quarterly basis to assess whether such pledging posed an undue risk to the Company. These pledges were terminated in 2022 and following their termination the Board amended the Corporate Governance Guidelines to remove the related exception from the prohibition of pledging.

Code of Business Conduct

As part of our system of corporate governance, the Board has also adopted a Code of Business Conduct (the “Code of Conduct”), that is applicable to all directors, officers and employees of the Company. The Code of Conduct sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Conduct also sets forth procedures for reporting violations of the Code of Conduct and investigations thereof. If the Board grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through our website within four business days following such waiver or amendment.

Policies on Insider Trading, Hedging and Stock Ownership

The Company has a Policy on Insider Trading and Compliance which, in addition to mandating compliance with insider trading laws, requires prior legal department review and approval of any Rule 10b5-1 trading plans, and prohibits any director, officer or employee of the Company from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities. Further, we have stock ownership policies applicable to our directors and executives to promote alignment of interests between our stockholders, directors and management, as described in greater detail further in this Proxy Statement.

Where to Find Our Key Governance Policies

The Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

- 2023 Proxy Statement	19

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee or a majority of the disinterested members of our Board generally must approve related person transactions in advance. The policy applies to any transaction or series of similar transactions involving more than $120,000 in which the Company is a participant and in which a “related person” has a direct or indirect material interest. “Related persons” include the Company’s directors, nominees for director, executive officers, and greater than 5% stockholders, as well as the immediate family members of the foregoing. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Relationships and Transactions

Hayden Shirley, an employee of one of the Company’s subsidiaries, is the son of Brady Shirley, a director and executive officer of the Company. In 2022, Mr. Shirley served as a director of sales for the Company’s surgical business, and earned approximately $361,718 in salary and commissions. He was also granted restricted stock unit awards with respect to 1,512 shares, which vest ratably over a three-year period. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Contacting the Board of Directors

The Board of Directors has established a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties wishing to communicate with our Board may do so by writing to any of the members of the Board, the Chair of the Board, or the non-management members of the Board as a group, at:

Enovis Corporation

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

Attn: Corporate Secretary

Our Policy Regarding Stockholder Communications with the Board of Directors (the “Board Communications Policy”) requires that any stockholder communication to members of the Board prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary is copied for our files and promptly forwarded to the addressee. In our Board Communications Policy, the Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from forwarded communications, such as mass mailings and business advertisements. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary maintains a list of each communication subject to this policy that is not forwarded, and on a quarterly basis delivers the list to the Chair of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Secretary to be frivolous, commercial advertising, irrelevant or similarly unsuitable is nevertheless retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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∎	DIRECTOR COMPENSATION

Our Board, at the recommendation of our CHCM Committee, sets the compensation program for non-employee directors. The CHCM Committee reviews this program on an episodic basis and recommends changes as appropriate based on its evaluation of competitive levels for director compensation, utilizing data drawn from our current list of peer companies and its reasoned business judgment. See “Role of Compensation Consultants and Peer Data Review” on page 37. The compensation program was revised in December 2021 (and became effective in April 2022 upon the completion of the Separation) to reflect the Company’s shift to a growth-driven innovative medical technology company and to align with the Company’s new medical technology peer group following the Separation.

For the period prior to completion of the Separation, our non-employee Board members received compensation under the following compensation program:

∎	an annual cash retainer of $90,000;

∎

an annual equity award valued at $145,000, calculated under the same valuation approach applied in determining our annual equity grants as described in “Compensation Discussion and Analysis—Additional Compensation Information—Equity Grant Practice,” and awarded in connection with our annual meeting of stockholders, which consisted of director restricted stock units that vest after one year of service on the Board;

∎

a $20,000 annual retainer for service as the Chair of our Audit Committee and a $15,000 annual retainer for service as Chair of the CHCM Committee or of the Nominating and Corporate Governance Committee; and

∎	in the case of any director who joins the Board following the date of the grant of the annual equity award, a pro-rated portion of the annual equity award.

For the period following completion of the Separation, our non-employee Board members received compensation under the following compensation program:

∎	an annual cash retainer of $70,000;

∎

an annual equity award valued at $215,000, calculated under the same valuation approach applied in determining our annual equity grants as described in “Compensation Discussion and Analysis—Additional Compensation Information—Equity Grant Practice,” and awarded in connection with our annual meeting of stockholders, which consisted of 50% director restricted stock units that vest after one year of service on the Board and 50% director stock options, which are fully vested upon grant and exercisable for a seven-year term;

∎

a $25,000 annual retainer for service as the Chair of our Audit Committee, a $20,000 annual retainer for service as Chair of the CHCM Committee, and a $15,000 annual retainer for service as Chair of the Nominating and Corporate Governance Committee; and

∎	in the case of any director who joins the Board following the date of the grant of the annual equity award, a pro-rated portion of the annual equity award.

For 2022, Board retainer fees were pro-rated, such that fees for the period before the Separation were based on the prior compensation program and fees for the period following the Separation were based on the new compensation program. Because the Company’s 2022 annual meeting occurred following the Separation, the 2022 annual equity award was valued at $215,000, as provided for under the new program.

During 2022, Mr. Rales, our non-executive Chair of the Board who will be retiring at the Annual Meeting, received an annual cash retainer of $1 and did not receive any other cash fees or the annual equity awards described above. Ms. Wienbar, who has been elected by the Board to serve as Lead Independent Director effective upon Mr. Rales’ retirement, will receive an annual cash retainer of $40,000 for service as Lead Independent Director. Such retainer will be pro-rated for 2023.

The Board has also approved a stock ownership policy for our non-employee directors. Each non-employee director is required to own shares of our common stock (including shares issuable upon exercise of stock options and shares underlying restricted stock units) with a value equal to five times the annual cash retainer within five years of joining the Board. All of our directors, except for Ms. Bodem, Dr. Ortiz and Ms. Lalor, who were appointed in April 2022 and are in the five-year grace period, have achieved these ownership targets as of the date of this Proxy Statement.

- 2023 Proxy Statement	21

Further, our Board has adopted a policy prohibiting any director (or executive officer) from pledging as security under any obligation any shares of Company stock that he or she directly or indirectly owns and controls, and providing that pledged shares of Company common stock do not count toward our stock ownership requirements.

The Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to receive, at their discretion, deferred stock units (“DSUs”) in lieu of their annual cash retainers and committee chairperson retainers. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the quarter. A non-employee director also may convert director restricted stock unit grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after separation from service, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof) at the dividend payment date.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services on our Board and the committees thereof and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

The following table sets forth information regarding compensation paid to our non-employee directors during 2022:

DIRECTOR COMPENSATION FOR 2022

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	(3)	Option Awards ($)	(5)	Total ($)
Mitchell P. Rales	1		0		0		1
Patrick W. Allender	26,250	(2)	0		0		26,250
Barbara Bodem	52,500		137,520		107,523		297,543
Thomas S. Gayner	22,500	(2)	0		0		22,500
Rhonda L. Jordan	26,250		0		0		26,250
Liam J. Kelly	75,000		110,877		107,523		293,400
Angela Lalor	52,500	(2)	137,520	(4)	107,523		297,543
Philip Okala	75,000		110,877		107,523		293,400
Christine Ortiz	52,500		137,520		107,523		297,543
A. Clayton Perfall	98,750	(2)	110,877	(4)	107,523		317,150
Didier Teirlinck	22,500	(2)	0		0		22,500
Rajiv Vinnakota	86,250		110,877		107,523		304,650
Sharon Wienbar	90,000	(2)	110,877	(4)	107,523		308,400

(1)

Compensation for our employee directors is summarized below in the “Summary Compensation Table.” Mr. Gayner retired from the Board on March 31, 2022, and Mr. Allender, Ms. Jordan and Mr. Teirlinck resigned from the Board and joined the board of ESAB Corporation on April 4, 2022 following the Company’s completion of its spin-off of ESAB Corporation on such date. The number of DSUs, restricted stock units and options listed in the footnotes to this table have been adjusted to reflect the one-for-three reverse stock split effected on April 4, 2022.

(2)

Messrs. Allender, Gayner, Perfall and Teirlinck and Ms. Lalor and Ms. Wienbar elected to receive DSUs in lieu of their annual cash retainers and committee chairperson retainers. DSUs convert to shares of our common stock after separation from service, based upon a schedule elected by the director in advance. During 2022, the amount of DSUs received in lieu of annual cash retainers and committee chairperson retainers by these directors was as follows: Mr. Allender—392, Mr. Gayner—336, Mr. Perfall—1,803, Mr. Teirlinck—336, Ms. Lalor—1,026, and Ms. Wienbar—1,656. DSUs received for these cash retainers are considered “vested” and thus are not reflected in the table below.

(3)

Amounts shown in the “Stock Awards” column represent the grant date fair value for stock awards granted to each director during 2022, as computed pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”). See Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023. The amounts reflect the grant date fair value of the 2022 annual grant of 1,648 restricted stock units made to each director in connection with the 2022 annual meeting of stockholders, which vest in full on June 7, 2023. For Ms. Bodem, Ms. Lalor and Dr. Ortiz, who were appointed to our Board on April 4, 2022, the amount also reflects the grant date fair value of a grant of 396 restricted stock units in connection with a pro-rated annual grant for the period beginning with his appointment to the Board through the date of the 2022 annual meeting of stockholders which vest in full on June 7, 2023.

(4)

Restricted stock units granted to each of these directors, which were awarded in connection with the 2022 annual meeting of stockholders, were converted into DSUs at the election of each director. DSUs convert to shares of our common stock after termination of service on the Board, based upon a schedule selected by each director in advance. These DSUs will vest in full on June 7, 2023 in accordance with the vesting schedule applicable to the underlying restricted stock units.

22	- 2023 Proxy Statement

(5)

Amounts shown in the “Option Awards” column represent the grant date fair value for options to purchase 3,464 shares of our common stock. The director stock options are fully vested upon grant and exercisable for a seven-year term.

As of December 31, 2022, the aggregate number of unvested stock awards and unexercised options outstanding held by each of our non-employee directors then serving at the time was as follows:

Name	Restricted Stock Units	Stock Options
Mitchell P. Rales	-	-
Barbara Bodem	2,044	3,464
Liam J. Kelly	1,648	8,017
Angela Lalor	2,044	3,464
Philip Okala	1,648	3,980
Christine Ortiz	2,044	3,464
A. Clayton Perfall	1,648	19,419
Rajiv Vinnakota	1,648	11,440
Sharon Wienbar	1,648	16,626

The number of restricted stock units and options listed in this table have been adjusted to reflect the one-for-three reverse stock split effected on April 4, 2022.

- 2023 Proxy Statement	23

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. Ernst & Young LLP has served as our independent auditor since its appointment in 2002. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The Board of Directors and the Audit Committee believe that the retention of Ernst & Young LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Representatives for Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees for services rendered by Ernst & Young LLP for the Company for the fiscal years ended December 31, 2022 and 2021:

Fee Category (fees in thousands)	2022	2021
Audit Fees	$3,509	$6,849
Audit-Related Fees	—	3,175
Tax Fees	285	301
All Other Fees	—	—
TOTAL	$3,794	$10,325

Audit Fees

This category of the table above includes fees for the fiscal years ended December 31, 2022 and 2021 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the integrated audits of our annual consolidated financial statements, for reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for statutory audits. For 2021, this category also included audit fees of approximately $789,000 for incremental audit procedures related to the Company’s spin-off of ESAB Corporation.

Audit-Related Fees

This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For 2021, Audit-Related Fees included $3,175,000 related to carve-out audited financial statements for ESAB Corporation.

Tax Fees

This category of the table above includes fees billed for tax compliance, tax preparation, tax planning and other tax services. For 2022, Tax Fees included approximately $285,000 for tax compliance and preparation, and for 2021, Tax Fees included approximately $256,500 for tax compliance and tax preparation, approximately $26,900 for tax planning and other tax services, and approximately $17,100 for associated expenses.

24	- 2023 Proxy Statement

All Other Fees

This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining the independent registered public accounting firm’s independence and has concluded that such services do not impair its independence.

Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young LLP for the audit of our financial statements. The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE’s listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP’s compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

- 2023 Proxy Statement	25

∎	AUDIT COMMITTEE REPORT

The Audit Committee consists of A. Clayton Perfall, Barbara W. Bodem and Philip A. Okala, who are all non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2022, the Audit Committee held seven meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which it annually reviews. The charter, which complies with all current regulatory requirements, is available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. During 2022, at each of its regularly scheduled meetings, the Audit Committee met with senior members of the Company’s finance team. Additionally, the Audit Committee has separate private sessions, during its regularly scheduled meetings, with the Company’s independent registered public accounting firm and head of internal audit, respectively. The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, their evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current independent registered accounting firm or consider other independent registered accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered accounting firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered accounting firm and knowledge of the Company’s global operations and businesses. In connection with the applicable audit partner rotation requirements, the Audit Committee also is involved in considering the selection of the auditors’ lead engagement partner when rotation is required. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP as our independent registered accounting firm for the year ended December 31, 2023. The Audit Committee reviews with the independent registered accounting firm and management the overall audit scope and plans, as well as the results of internal and external audit examinations and evaluations by management and the independent registered accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask stockholders, at the Company’s annual meeting, to ratify the appointment of the independent registered accounting firm (see Proposal 2 beginning on page 24).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with management and with the Company’s independent registered public accounting firm, including a discussion of the quality and suitability of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee are apprised of certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, which is engaged to review the quarterly consolidated financial statements of the Company, and audit and report on the annual consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting as of the Company’s year-end.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

A. Clayton Perfall, Chair

Barbara W. Bodem

Philip A. Okala

26	- 2023 Proxy Statement

∎	COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2022 should be read together with the compensation tables and related disclosures set forth under the section heading “Executive Compensation.”

Executive Summary

Named Executive Officers

The following discussion provides details regarding our executive compensation program and the compensation of our named executive officers in 2022. Our named executive officers (“NEOs”) for 2022 are:

Name	Title
Matthew Trerotola	Chief Executive Officer
Christopher Hix	EVP, Chief Financial Officer
Brady Shirley	President and Chief Operating Officer
Daniel Pryor	EVP, Strategy and Business Development
Patricia Lang	SVP and Chief Human Resources Officer

Our Compensation Philosophy and Guiding Principles

Our executive compensation approach links compensation to Company and individual performance while aligning the long-term interests of management and stockholders. We strive to create a compensation program for our associates, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe that our compensation programs motivate performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Utilizing this philosophy, our executive compensation program has been designed to:

Link rewards to performance and foster a team-based approach	Each executive has clear performance expectations and must contribute to our overall success rather than solely to objectives within his or her primary area of responsibility.
Align the performance responsibilities of executives with the long-term interests of stockholders	Our program emphasizes long-term stockholder value creation by using predominantly stock options and performance-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results.
Provide transparency through simplicity of design and practices	We provide three main elements in our compensation program–base salary, annual incentive cash bonuses, and long-term incentives–with an appropriate blend of purposes and incentives linked to easily understood objectives, as described further on page 30.

- 2023 Proxy Statement	27

Fiscal 2022 Pay for Performance Alignment and Compensation Overview

In 2022, we completed the transformation that began in March 2021 when we announced our plans to separate our fabrication technology and specialty medical technology businesses into two independent public companies. On April 4, 2022, we effected the Separation, distributing 90% of the common stock of ESAB Corporation to the Company’s stockholders. Upon completion of the Separation, the Company changed its name to Enovis Corporation and began trading under the stock symbol “ENOV” on the New York Stock Exchange on April 5, 2022. Immediately following the Separation, the Company also effected a one-for-three reverse stock split of all issued and outstanding shares of Enovis common stock. On November 18, 2022, we completed the disposition of our remaining 10% ownership interest in ESAB by way of a debt-for equity exchange with a lender under our credit agreement. In addition to playing an integral role in completing the Separation and related transactions on the Company’s previously announced timetable, our leadership teams executed a number of significant transactions in furtherance of our new strategic direction, capping off a successful first year as a focused med-tech growth company, as further described below under “Key Executive Team Achievements.”

Our leadership team delivered strong results in a dynamic environment, navigating significant inflationary pressures, foreign currency headwinds and supply chain constraints and disruptions across our businesses. We finished our first year as Enovis with adjusted earnings per share of $2.27 and adjusted EBITDA of $236 million. Our Prevention & Recovery and Reconstructive business segments each continued to outgrow their markets, while accelerating their pace of innovation. We also made progress on our margin improvement journey, expanding our adjusted EBITDA margins by 70 basis points, notwithstanding the inflation and foreign currency challenges noted above.

While we achieved solid performance versus the established targets under our Annual Incentive Plan (“AIP”) for sales and adjusted EBITDA, inflationary pressures impacted our margin performance, leading to an overall company performance factor under the AIP of 75% of target for our NEOs.

Further, the CHCM Committee took the following actions during 2022:

∎

Limited base salary increases. Due to concerns about the lingering effects of COVID-19 on the business, as well as other market pressures, no base salary increases were provided to the CEO or other NEOs in 2022, with the exception of Ms. Lang, who received an 8% increase, as further described below.

∎

Continued focus on long-term performance. Each of our NEOs’ annual equity awards consisted of (i) 50% PRSUs that cliff vest in three years based on relative TSR performance over a three-year performance period and require above-average TSR performance in order to pay out at target, (ii) 25% RSUs that vest in equal installments over a three-year period following their grant date, and (iii) 25% stock options that vest in equal installments over a three-year period following their grant date. See “2020, 2021 and 2022 PRSU Determinations” on p. 35 for further details of the CHCM Committee’s determinations with respect to the outstanding PRSU awards in connection with the Separation.

As previously disclosed in our 2022 proxy statement, in March 2021, on the recommendation of the CHCM Committee, the Board approved a comprehensive retention program in order to retain key employees, including the NEOs, at a critical time in order to facilitate the successful completion of the Separation. The program was an integral part of the successful execution of the Separation, which was completed on the Company’s intended timeline in April 2022. Pursuant to the terms of the retention agreements entered into with the NEOs in March 2021, each NEO was entitled to receive a cash bonus for continuing employment through the twelve-month anniversary of the Separation. These cash payments, which are detailed in the Summary Compensation Table, were made to each NEO in October 2022 in accordance with the terms of the retention agreements, and are subject to a 50% clawback if the NEO is terminated for cause or separates without good reason or other than by mutual consent prior to the twelve-month anniversary of the Separation on April 4, 2023.

2022 Say-On-Pay Vote

At our 2022 Annual Meeting, approximately 97% of the stockholder votes cast on our advisory proposal to approve the compensation of our NEOs were voted in favor of our executive compensation proposal. Our CHCM Committee considered the outcome of this vote in the context of our prior and on-going engagement with stockholders and accordingly did not make any additional changes to our executive compensation policies and program elements. The CHCM Committee will continue to carefully evaluate the feedback received from our stockholders in connection with the voting on that proposal.

28	- 2023 Proxy Statement

Our Executive Compensation Program

Our executive compensation program includes elements designed to align executive pay with Company objectives and long-term stockholder returns, including the PRSU grants based on relative Total Shareholder Return as discussed above.

For 2022, the CHCM Committee established the following target compensation program for our CEO:

2022 CEO Incentive Compensation Structure

88% of CEO compensation “at risk” and aligned with company and shareholder success

With respect to our other NEOs, for 2022, the CHCM Committee established the following target compensation program:

2022 Incentive Compensation Structure for Other NEOs (Average)

78% of compensation for other NEOs “at risk” and aligned with company and shareholder success

- 2023 Proxy Statement	29

Our 2022 executive compensation structure consists of three core compensation elements–base salary, an annual cash bonus, and long-term incentives. The CHCM Committee reviewed each element individually while also considering the total compensation package provided to create an appropriate mix designed to attract, incentivize, and retain our executives. The following table summarizes the core elements of our 2022 executive compensation program:

Element of Compensation	Purpose/Description	Form/Timing of Payout
Base Salary	Fixed compensation set at a competitive level to attract and retain our executive talent. Provides a base level of compensation that is not at risk to avoid fluctuations in compensation that could distract executives from the performance of their responsibilities.	Paid in cash throughout the year.
Annual Incentive Plan	Variable compensation that rewards our executive officers for achievement of critical annual operational and financial performance goals by the Company and, if applicable, respective business units, and recognizes the executive’s individual performance during the year.	Paid in cash after the year has ended and performance has been measured. See page 32 for further detail.
Long-Term Incentive Plan	Variable compensation that aligns the rewards of executives with the interests of stockholders to encourage actions and long-term prioritization that we believe will increase stockholder value by generating sustained and superior operational and financial performance over an extended period of time.	See page 34 for further detail.

Leading Compensation Practices

The framework of our executive compensation program includes the governance features and other specific elements discussed below:

What we do		What we don’t do
✓	Pay for performance focus – Our AIP compensation is linked to pre-established financial and operational goals that are intended to drive performance over the annual performance plan period. Options, RSUs and PRSUs are linked with longer-term performance, our stock price, and, for PRSUs, relative TSR performance, which we believe incentivizes long-term Company success and stockholder value creation.	×	No gross-up payments to cover excise taxes or perquisites – We do not provide tax gross-ups to our executives in connection with severance benefits or executive perquisites other than relocation.
✓	Varying performance metrics under short-term and longer-term incentive plans – In balancing compensation objectives linked to short-term and long-term time horizons, the Company seeks to align compensation with several performance metrics that are critical to achievement of sustained growth and stockholder value creation.	×	No pledging or hedging of Company stock – We prohibit our executives and directors from hedging Enovis stock and from entering pledge arrangements or derivative agreements using Enovis stock.
✓	Caps on Annual Incentive Plan payouts – Executive bonus payments are capped under our AIP, as approved by our stockholders, in part to discourage excessive risk taking. The CHCM Committee is prohibited from increasing the results with respect to each financial and operational performance metric once established, but retains the discretion to reduce or eliminate compensation under our AIP even if performance goals are attained.	×	No repricing or buyout of underwater stock options – We do not permit the repricing of underwater stock options without the express approval of our stockholders.
✓	Double trigger provisions for change in control payments – Severance payable upon a change in control is only received upon executive’s employment termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. This approach is commonly referred to as “double trigger.”	×	No excessive change in control severance – No severance upon a change in control in excess of two times salary and target bonus.

30	- 2023 Proxy Statement

What we do		What we don’t do
✓	Clawback Policy and Insider Trading Policy – We have a comprehensive compensation clawback policy that is triggered by a material restatement of the Company’s financial statements and applies to all of our executive officers, and enforce a strict insider trading policy and blackout periods for executives and directors.	×	No short-term vesting – We do not award any long-term incentives with a standard vesting period shorter than one year.
✓	Stock Ownership Policy – We have a robust stock ownership policy to further align the long-term financial interests of Company executives with those of our stockholders.	×	No compensation programs or policies that reward for material or excessive risk taking – We annually review the Company’s compensation policies and practices in relation to our risk management practices and any potential risk-taking incentives. Our most recent assessment concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
✓	Independent CHCM Committee and Consultant – Our CHCM Committee is comprised solely of independent directors. The compensation consultant to the CHCM Committee during 2022, FW Cook (i) is, based on the CHCM Committee’s assessment, independent and without any conflicts of interest with the Company and (ii) has never provided any services to the Company other than the compensation-related services provided to the CHCM Committee. See page 38 for further details.	×	No defined benefit pension plan – We do not maintain a defined benefit pension plan for any senior executives.

Determination of Executive Compensation and Performance Criteria

Our executive compensation program is based on the philosophy and design outlined above with a focus on exceptional performance and continuous improvement from our management team. Within this framework, the CHCM Committee exercises its reasoned business judgment in making executive compensation decisions and takes into account recommendations by our Chief Executive Officer with respect to the compensation of each executive officer, other than himself (see “CEO Recommendations” on page 37). Some of the factors that generally are referenced when making executive compensation decisions, none of which is assigned a particular weight, are as follows:

∎	The nature of the executive’s position

∎

The CHCM Committee’s assessment of pay levels and practices for executives with the skills and experience our executives possess (see “Role of Compensation Consultants and Peer Data Review” on page 37)

∎	The experience and performance record of the executive

∎	The Company’s operational and financial performance

∎	The executive’s leadership potential

∎	The retention value of our compensation program over time

Further, a substantial percentage of compensation under our Annual Incentive Plan is determined solely by the achievement of annual performance criteria based on Board-approved financial and operational goals for the fiscal year. These goals are then incorporated into the metrics set for our Annual Incentive Plan and approved by the CHCM Committee, as further discussed under “Bonus Calculation and Payment - Financial and Operational Metrics and 2022 Performance Results” on page 33. We believe that this link to our Board-established corporate and business goals reinforces alignment and incentivizes breakthrough results both at the business-unit level and Company-wide.

- 2023 Proxy Statement	31

Elements of Our 2022 Executive Compensation Program

Base Salary

Base salaries are designed to provide compensation that is market competitive so that we can attract the best qualified individuals and retain our senior management. Base salaries are established at an executive’s hire and generally reviewed annually for potential increases. In February 2022, the CHCM Committee set the salary levels for each of our NEOs based on the CHCM Committee’s assessment of the relative roles and responsibilities of management and the results of their individual performance assessments, combined with perspective from competitive compensation data prepared by FW Cook and the CHCM Committee’s reasoned business judgment. A modest base salary increase was approved for Ms. Lang in consideration of her expanded leadership responsibilities for the Company’s branding and communications programs. A comparison of base salary levels as of December 31, 2022 and 2021 is set forth below:

Named Executive Officer	2021 Annual Base Salary	2022 Annual Base Salary	Percentage Increase
Mr. Trerotola	$1,077,000	$1,077,000	—
Mr. Hix	$650,000	$650,000	—
Mr. Shirley	$850,000	$850,000	—
Mr. Pryor	$579,000	$579,000	—
Ms. Lang	$450,000	$485,000	8%

Annual Incentive Plan

The goal of our AIP is to reward our executives for achievement in key areas of Company operational and financial performance as well as each executive’s individual contributions to Company success. Our NEOs are eligible to receive a cash incentive payment that is expressed as a percentage of the executive’s base salary (i.e., “target bonus”) under the AIP. Performance measures include corporate and individual performance against pre-determined financial and operational metrics approved by the CHCM Committee at the beginning of the fiscal year.

These performance metrics established by the CHCM Committee for business leaders reflect both Company-wide and business-specific performance targets and result in a company performance factor (“CPF”). The amount payable for each NEO under the AIP can be adjusted upward or downward based on the individual performance factor (“IPF”), which is linked to specific, individualized business goals for each NEO. Actual bonus amounts are determined following completion of the performance year and are based on performance relative to these pre-established business and individual goals using the following formulas:

Executives can achieve a payout percentage of their target bonus ranging from zero for below-threshold performance, 50% for threshold performance, and up to a maximum of 200%, with 100% target goal achievement resulting in 100% payout of the individual’s target bonus for that performance metric, based on the extent to which objective pre-established financial and operational performance goals are achieved.

The total amount earned is subject to adjustment based on individual achievement as measured by an IPF. The IPF is a multiplier that ranges from 0 to 1.5 (subject to an overall payout cap of 250% of the target bonus). The IPF rating is based on individual performance against pre-established objectives and the embodiment of our Company’s core values and behaviors. The IPF and key performance indicators include both financial and non-financial Company objectives over which the executive has primary control.

32	- 2023 Proxy Statement

Detail regarding the individual components of these formulas for fiscal year 2022, including a calculation of the payout percentages and description of the IPF component, follows below.

Key Executive Team Achievements

∎	Successfully completed the Separation in April 2022, in line with the Company’s previously announced timeline, as well as the monetization of retained ESAB Corporation stake in November 2022

∎	Generated strong double-digit sales growth in the Company’s Reconstructive segment, and continued to outpace peers in Prevention & Recovery segment

∎	Improved adjusted EBITDA margins by 70 basis points amid inflation and foreign currency pressures

∎	Enhanced emerging technology capabilities through a series of acquisitions, including Insight Medical Systems and 360 Med Care, and completed a number of strategic bolt-on acquisitions

∎	Successfully integrated Mathys AG Bettlach and began to make significant progress toward synergy objectives

∎	Achieved significant improvements in safety performance, including a significant reduction in the Company’s total recordable incident rate over the prior year

∎	Improved employee engagement scores in a challenging environment, and continued to make progress on the Company’s diversity, equity and inclusion initiatives

∎	Continued to build out the Company’s cybersecurity initiatives and information security and compliance programs, including regular phishing awareness training

∎	Sustained focus on innovation and new product development, which included several key new product launches and continued growth in the Company’s digital initiatives and enabling technologies

Bonus Calculation and Payment – Financial and Operational Metrics and 2022 Performance Results

For our NEOs, in 2022 we utilized financial targets based on net sales (as adjusted), adjusted EBITDA, and adjusted EBITDA margin for the Company performance factors. Performance targets were based upon Board-approved operational and financial goals for 2022 and represented significant progress in each category toward the achievement of the Company’s long-term growth objectives and aligned with the Board-approved corporate budget.

The financial and operational performance measures and corresponding weightings of these metrics for 2022 were as follows:

Measure	Weighting
Net sales (as adjusted)(1)	40%
Adjusted EBITDA(2)	30%
Adjusted EBITDA Margin(3)	30%

(1)

Net sales performance is measured by comparing (a) the actual US GAAP sales excluding unbudgeted acquisitions versus (b) the target sales adjusted for changes in currency translation exchange rates in order to create a constant currency view. Targets are adjusted for unbudgeted divested and discontinued operations.

(2)

Adjusted EBITDA is calculated by adding to US GAAP operating income (a) depreciation and amortization expense; (b) adjustment categories included in the Company’s 2022 budget, including but not limited to restructuring, strategic transaction charges, EU MDR costs, inventory step-up and other non-cash charges relating to acquisitions, equity compensation costs, and unusual litigation costs; and (c) other nonrecurring charges for impairments of goodwill or intangibles, highly inflationary accounting, material tax, regulatory or accounting pronouncement changes, pension curtailment costs, material acquisition deal and integration costs, or material financing-related charges. Adjusted EBITDA performance is measured by comparing (a) the actual adjusted EBITDA, excluding unbudgeted acquisitions versus (b) the target adjusted EBITDA further adjusted for changes in currency translation exchange rates in order to create a constant currency view. Targets are adjusted for unbudgeted divested and discontinued operations.

(3)	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net sales.

- 2023 Proxy Statement	33

Bonus Calculation – Target Bonus

The CHCM Committee annually reviews and approves AIP target bonus percentages for each executive officer in alignment with our compensation philosophy and taking into consideration the CHCM Committee’s competitive marketplace review. Targets as a percentage of base salary, which are set forth below, did not change from prior-year targets.

The 2022 corporate performance goals and achievement for each are set forth below. The net sales and adjusted EBITDA goals for 2022 are reflective of the Company’s smaller size following the separation. In setting these performance goals, the CHCM Committee considered the Company’s post-Separation structure as a focused med-tech growth company, and determined that it was appropriate to utilize criteria that were consistent with the Company’s strategic goals of revenue growth and margin expansion. As shown in the table, the weighted average performance result for the 2022 CPF was 75% of plan.

Measure	Weighting	Threshold	Target	Maximum	Achieved	CPF Based on Weighting
Net Sales (as adjusted)	40%	$1.444 billion	$1.604 billion	$1.765 billion	$1.560 billion	86%
Adjusted EBITDA	30%	$207 million	$259 million	$311 million	$241 million	82%
Adjusted EBITDA Margin	30%	15.41%	16.16%	16.91%	15.43%	51%
Weighted aggregate CPF for 2022						75%

Bonuses for each of our NEOs, as calculated pursuant to the foregoing calculations, are set forth in the following table. These bonuses are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below on page 41.

NEO	Base Salary		Target Bonus Percentage		Target Bonus		CPF	Bonus before IPF application	Individual Performance Factor (IPF)(1)		Executive Bonus Payment
Mr. Trerotola	1,077,000	X	125%	=	1,346,250	X	75%	1,009,688	107%	=	1,080,366
Mr. Hix	650,000	X	80%	=	520,000	X	75%	390,000	110%	=	429,000
Mr. Shirley	850,000	X	100%	=	850,000	X	75%	637,500	115%	=	733,125
Mr. Pryor	579,000	X	80%	=	463,200	X	75%	347,400	105%	=	364,770
Ms. Lang	485,000	X	70%	=	339,500	X	75%	254,625	110%	=	280,088

(1)	Under the Annual Incentive Plan, the IPF can range from 0 - 150%.

Bonus Calculation—Individual Performance Factor

In addition to the target bonus percentages and financial and operational metrics discussed above, the third and final factor under our AIP is the IPF, as described above. The individual performance factors for each executive were determined after evaluating each NEO’s performance, including the key executive team achievements detailed on page 33 above. In 2022, certain non-financial Company objectives were considered in determining the IPFs for our NEOs, including among others, improvements in safety performance, advancement of diversity, equity and inclusion initiatives, development and retention of key leaders, and information security and compliance program enhancements.

Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of executives with the interests of stockholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in stockholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. Since 2020, annual equity awards have generally consisted of 50% PRSUs, 25% stock options, and 25% time-vesting RSUs. The CHCM Committee believes this further aligns the long-term interests of management and stockholders and promotes increased equity ownership among our executive officers.

34	- 2023 Proxy Statement

Annual Grants under Omnibus Incentive Plan

On February 17, 2022, the CHCM Committee granted annual awards under the 2020 Omnibus Incentive Plan with a target aggregate value as set forth in the table below. Each NEO received 50% of their annual grant in the form of PRSUs, 25% in the form of RSUs and 25% in the form of stock options, except for Mr. Hix, whose annual grant consisted of 100% RSUs. Mr. Trerotola’s target aggregate grant value for 2022 reflects an increase of 8% over the prior year. In determining such increase, the CHCM Committee reviewed market data based on peer group benchmarking, including industrial as well as medical technology peers, in order to determine a grant level that would be competitive with the market. The CHCM Committee also took into consideration other factors, including that Mr. Trerotola did not receive a base salary increase in 2020, 2021 or 2022, as well Mr. Trerotola’s assumption of additional responsibilities in connection with the preparation for, and execution of, the Separation.

Annual Grant Recipient	Total Aggregate Value of Grant ($)(1)
Mr. Trerotola	6,700,000
Mr. Hix	1,000,000
Mr. Shirley	3,000,000
Mr. Pryor	1,950,000
Ms. Lang	1,000,000

(1)

The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Instead, based on the target dollar value of equity awards and the allocation of the form of equity awards noted above, the actual number of RSUs and the target number of PRSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date. Additional details on amounts of the 2022 annual equity grants to our NEOs are shown under Grants of Plan-Based Awards for 2022 on page 41.

Stock options and RSUs vest in three equal annual installments beginning on the first anniversary of the grant date and PRSUs cliff vest at the end of the three-year measurement period to the extent of achievement of the relative TSR performance metric (vs. the S&P 400 Midcap Industrials Index) based on the following payout scale:

	3-Year TSR Percentile Rank*	Resulting Shares Earned (% of target)
Below Threshold	<30th	0%
Threshold	30th	50%
Target	55th	100%
Maximum	>80th	200%

*	Linear interpolation between threshold and target and target and maximum.

As shown in the table above, the target payout is subject to achieving the relative TSR performance metric at the 55th percentile, which underscores the Company’s commitment to delivering and incentivizing above-median performance and returns to stockholders.

2020, 2021 and 2022 PRSU Performance Determinations

In connection with the Separation, in March 2022, the CHCM Committee certified the performance results of the PRSUs granted in 2020, 2021 and 2022, as the performance metrics of these awards would no longer have been appropriate measurements of performance following the Separation. The 2020, 2021 and 2022 PRSUs were subject to the Company achieving TSR performance relative to the S&P MidCap 400 Industrials Index. As of December 31, 2021, two-thirds of the performance period for the 2020 PRSUs was completed and the Company performance reflected a relative TSR ranking in the 40th percentile of the Index. Therefore, the CHCM Committee certified the results of the 2020 PRSU award at the corresponding payout of 70% of target. The CHCM Committee also certified the performance results of the PRSUs granted to the NEOs in 2021 and 2022 to be paid at target when they vest. The certified PRSUs remain subject to continued employment of the executive during the vesting period. The CHCM Committee determined that it was appropriate to certify the results of these PRSUs at the time of the Separation because, among other factors, the 2021 and 2022 awards were less than halfway through the performance period at the time of the Separation, the performance metrics were based upon the relative TSR performance of the Company while it included ESAB, and following the Separation the Company has a new set of medical technology peers and a new global industry classification standard (GICS) code. Such treatment aligns with the terms of the Retention Agreements entered into with the NEOs in connection with the Separation.

- 2023 Proxy Statement	35

Additional Compensation Information

Other Elements of Compensation—Non-Qualified Deferred Compensation and Perquisites

The Company does not maintain an active pension plan and instead makes matching contributions to a tax-qualified 401(k) plan and Non-Qualified Deferred Compensation Plan. We established the Non-Qualified Deferred Compensation Plan, which provides participants the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code under our 401(k) plan, to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Enovis employees who are not limited by the Internal Revenue Code limits. For additional details concerning the Non-Qualified Deferred Compensation Plan, please see the Non-Qualified Deferred Compensation Table and the accompanying narrative disclosure. The Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Mr. Shirley holds an account balance in this legacy plan.

Aside from the benefits provided to Mr. Trerotola at the time of his hire, which include (i) an automobile allowance of $20,000 per year and (ii) personal use of a private aircraft chartered by the Company and/or personal financial planning services (or any combination thereof) in an aggregate amount not to exceed $100,000 in compensation income (i.e., imputed income under tax rules) for any calendar year, we provide minimal perquisites to our executives. Such perquisites include (i) up to $10,000 in financial and tax planning services for senior executives, (ii) business-related items such as relocation assistance, which may be grossed up consistent with competitive market recruitment practices, and (iii) benefits provided in non-U.S. locations in accordance with local practice.

Employment Agreements

Mr. Trerotola is party to an employment agreement with the Company. Mr. Trerotola’s employment agreement has an initial three-year term, subject to automatic one-year term extensions thereafter, unless we or Mr. Trerotola provides written notice in advance to terminate the automatic extension provision. Mr. Trerotola’s base salary may not be reduced below the amount previously in effect. In addition, Mr. Trerotola is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 120% of his base salary then in effect. Mr. Trerotola’s agreement also provides severance benefits as well as enhanced change in control severance benefits only if a termination for “good reason” or other than for “cause” occurs within two years following the change in control (i.e., “double trigger” provisions).

Mr. Hix’s letter agreement, entered into upon his hire, provided for a base salary, annual bonus eligibility, and severance benefits. On December 31, 2022, the Company and Mr. Hix entered into a CFO Retirement Transition Agreement, which provided that, following such date, Mr. Hix ceased to serve as Chief Financial Officer of the Company and assumed the role of Special Advisor to the Company until his retirement date of December 31, 2023 (the “Transition Period”). During the Transition Period, Mr. Hix is entitled to an annual base salary of $300,000 and remains eligible for continued participation in the Company’s employee benefit plans and programs during his service. Mr. Hix is not eligible to receive a bonus for 2023 under our Annual Incentive Plan and will not be granted any further long-term incentive awards. Mr. Hix’s outstanding stock options, restricted stock, and performance-based restricted stock will continue to vest, be earned and payable subject to and in accordance with their terms. The standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants contained in his letter agreement will continue in accordance with their terms. Mr. Hix’s voluntary retirement does not entitle him to any cash severance or other additional severance benefits other than as described herein.

Mr. Shirley is party to a service agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019 and which was assumed as part of the acquisition. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. The employment agreement also provides severance benefits, but does not provide enhanced change in control benefits.

Mr. Pryor is party to an employment agreement with the Company. Mr. Pryor’s employment agreement has an initial two-year term, subject to automatic one-year term extensions thereafter, unless our Board or Mr. Pryor provides written notice in advance to terminate the automatic extension provision. Mr. Pryor’s base salary may not be reduced below the amount previously in effect without his written agreement. In addition, Mr. Pryor is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 50% of his base salary then in effect. Mr. Pryor’s agreement also provides severance benefits.

Ms. Lang’s letter agreement, entered into upon her hire, provides that Ms. Lang’s base salary is a specified amount and that she is entitled to annual merit salary increases based on benchmarking and Company merit increase guidelines. In addition, Ms. Lang is entitled to receive an annual bonus as a percentage of her base salary. Ms. Lang’s letter agreement also provides severance and other benefits.

36	- 2023 Proxy Statement

In addition, during 2022 each of our NEOs other than Mr. Trerotola was party to a change in control agreement with the Company. Under the change in control agreements, severance payable upon a change in control is only received upon the executive officer’s termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. The change in control agreements are designed to retain these executive officers and ensure their continued dedication to the Company notwithstanding a possible change in control.

Additional details regarding the material terms of these agreements are summarized under “Employment Agreements, Change in Control Agreements, Retention Agreements and Executive Officer Severance Plan” on page 46 and “Potential Payments Upon Termination or Change in Control” on page 48 and a summary of the material terms and eligibility requirements for the Executive Officer Severance Plan is provided under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Policy and Stock Holding Requirements

Our stock ownership policy further aligns the long-term financial interests of Company executives with those of our stockholders while also serving as a risk mitigation tool. Each executive at a vice president level or higher must retain at least one-half of vested equity awards, less shares withheld or sold for tax withholding obligations, until the executive has accumulated shares of our common stock or other qualifying forms of equity having the value described below. The ownership value thresholds are as follows:

Leadership Position	Value of Shares
CEO	6x base salary
COO/EVP/SVP	3x base salary
VP	1x base salary

All of the Company’s NEOs have achieved these ownership targets as of the date of this Proxy Statement.

CEO Recommendations

During 2022, Mr. Trerotola provided recommendations to the CHCM Committee with respect to the compensation levels for our executive officers, other than for himself. These recommendations were based on his assessment of the executive officer’s relative experience, overall performance, and impact on the achievement of our financial and operational goals and strategic objectives, combined with perspective from the competitive review data. While the CHCM Committee took these recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its responsibilities as set forth in the CHCM Committee Charter.

Role of Compensation Consultants and Peer Data Review

Our CHCM Committee also obtains perspective from competitive data reviewed by FW Cook, the independent advisor to the CHCM Committee on matters of executive compensation. The CHCM Committee annually reviews the list of peer companies previously recommended by FW Cook to confirm that such peer group represent competitors for talent and business, our growth trajectory, revenue, market capitalization and overall scope and nature of operations. In the fall of 2021, the CHCM Committee, in consultation with FW Cook, reviewed the Company’s peer group in anticipation of the spin-off of ESAB Corporation, and selected a new go-forward peer group for the Company to utilize following the completion of the spin-off. The new peer group reflects the Company’s transformation into a focused and growth-driven innovative medical technology company. The peer group is as follows:

2022 Peer Group
Bio-Rad Laboratories	Globus Medical	ResMed
Bruker	Haemonetics	STERIS plc
CONMED	Hologic	Teleflex
The Cooper Companies, Inc.	ICU Medical	Zimmer Biomet Holdings, Inc.
DENTSPLY SIRONA	Integra LifeSciences Holdings
Envista Holdings	Masimo

- 2023 Proxy Statement	37

Competitive review data drawn from this group was utilized by the CHCM Committee as one of many reference points to assist in its compensation decisions, and for certain NEOs, competitive review data drawn from this group was used to “benchmark” the amount of compensation paid to such NEOs.

Independence of Compensation Consultant

In March 2023, the CHCM Committee considered the independence of FW Cook in light of the SEC rules regarding conflicts of interest involving compensation consultants and NYSE listing standards regarding compensation consultant independence. The CHCM Committee requested and received a letter from FW Cook addressing conflicts of interest and independence, including specific factors enumerated in both relevant SEC rules and NYSE listing standards. The CHCM Committee discussed and considered these factors, and other factors it deemed relevant, and concluded that FW Cook is independent and that its work during 2022 did not raise any conflict of interest.

Compensation Program and Risk

As part of our continued appraisal of our compensation program, management, with oversight from the CHCM Committee, annually reviews our compensation policies and practices and the design of our overall compensation program in relation to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation program in light of potential risks:

Compensation Program Risk Considerations

Pay Mix

∎  Compensation program reflects an appropriate mix of short- and long-term incentives, which mitigate the risk of undue  focus on short-term targets while rewarding performance in areas that are key to our long-term success.

∎  Base salaries are set at competitive levels to promote stability and provide a component of compensation that is not at  risk.

Performance Metrics and Goals

∎  Distinct performance metrics are used in both our short-term (AIP) and long-term incentive plans.

∎  Our Annual Incentive Plan is designed with a payout scale (including a maximum cap) that supports our  pay-for-performance philosophy, as set forth on page 32.

Long-Term Incentives

∎  The equity grant portion of our compensation program, combined with our stock ownership guidelines and stock  holding requirements, is designed to align the long-term interests of our executives with those of our stockholders.

We have controls and other policies in place that serve to limit excessive risk-taking behavior within our compensation program, including, but not limited to, the following:

Compensation Risk Mitigation Components

Compliance Risk Mitigation

∎  Oversight of our compensation process and procedures by the CHCM Committee, each member of which has been  determined by the Board to be independent under applicable SEC rules and NYSE listing standards;

∎  Internal controls over our financial reporting, which are maintained by management and reviewed as a part of our  internal audit process and further reviewed and tested by our external auditors, as overseen by the Audit Committee;  and

∎  Audit Committee oversight and review of financial results and non-GAAP metrics used in certain components of our  AIP and long-term incentives.

Personnel Risk Mitigation	∎ Implementation of and training on Company-wide standards of conduct, as described on page 19 under “Standards of Conduct.”
Risk Mitigation Policies

∎  Provisions in the Company’s insider trading policy prohibiting hedging transactions that would allow the holder to limit  or eliminate the risk of a decrease in the value of the Company’s securities;

∎  A policy requiring prior legal department review and approval of any Rule 10b5-1 trading plans;

∎  A policy prohibiting pledging of Company shares; and

∎  A clawback policy applicable to all executive officers.

38	- 2023 Proxy Statement

The CHCM Committee reviews with management the results of its assessment annually. Based on its most recent review, the CHCM Committee concluded that the risks arising from Company compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Additionally, the CHCM Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

Hedging Ban

Any director, officer or employee of the Company is prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

Pledging Ban

Our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Company stock that he or she directly or indirectly owns and controls.

Clawback Policy

The CHCM Committee has adopted a clawback policy applicable to our executive officers. Under the policy, in the event the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws as generally applied, the Board will review all bonus payments made, including all bonus payments under our Annual Incentive Plan, and all performance-based equity compensation that was earned or vested on the basis of having met or exceeded financial results during the three years prior to the date that the Company determines such restatement is required.

If the Board determines that such payments or the amount of awards earned/vested would have been lower had they been determined or calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company the value of such excess payments made to and/or equity awards earned by executive officers. The Board maintains discretion, to the extent permitted under applicable law, not to seek such recoupments if the Board determines, in the exercise of its fiduciary duties, that under the specific circumstances it would not be appropriate to seek to recover such amounts. The Company may effect such recoupment by requiring executive officers to pay such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Board determines to be appropriate.

Equity Grant Practice

The CHCM Committee has the authority to grant equity awards. The Company does not time the grant of equity awards around material, non-public information. Grant dates are determined either as of the date of CHCM Committee approval or on the date of a specific event, such as the date of hire or promotion, for certain executive officers. The target grant value is translated into a number of shares underlying each grant using a valuation formula that, for PRSUs and RSUs, incorporates a 20-day average closing price up to and including the grant date, to avoid the potential volatility impact of using a single-day closing price.

The CHCM Committee has delegated authority to our CEO and Chief Human Resources Officer for non-annual grants of equity awards to associates who are non-executive officers. The aggregate grant date value of such equity awards may not exceed the amount authorized by the CHCM committee during the fiscal year period. For 2022, the authorized amount was $4,500,000, consisting of an initial delegation of $3,000,000 and a further authorization of $1,500,000 in order to facilitate special retention and new hire grants in a highly competitive market for talent. Such awards are subject to further restrictions on individual size, and awards must be made pursuant to the terms of award agreement forms previously approved by the Board or the CHCM Committee. The effective grant date of these awards is on the first trading day on or after the date of hire or promotion for newly hired employees following review and approval by the CEO or Chief Human Resources Officer, as applicable. The CHCM Committee receives a report of any grants made pursuant to this delegated authority at each regularly scheduled meeting.

Rule 10b5-1 Trading Plans by Executive Officers

Certain of our executive officers have adopted written stock trading plans in accordance with Rule 10b5-1 under the Exchange Act and our insider trading policy. A Rule 10b5-1 Trading Plan is a written document that pre-establishes the amount (or ratio), prices, and dates (or range of possible dates) of future purchases or sales of our common stock. These plans are entered into during an open window period in accordance with the terms of our insider trading policy. From time to time, certain NEOs have entered into such plans (i) to sell the percentage of vested shares necessary to satisfy applicable tax withholding obligations upon the vesting and delivery of PRSUs and RSUs, or (ii) to exercise options that are approaching the end of their term.

- 2023 Proxy Statement	39

∎	COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE REPORT

The Compensation and Human Capital Management (CHCM) Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the CHCM Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2022 by reference to the Proxy Statement.

Compensation and Human Capital Management Committee of the Board of Directors

Sharon Wienbar, Chair
Rajiv Vinnakota
Angela S. Lalor

40	- 2023 Proxy Statement

∎	EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)(6)	Total ($)
Matthew Trerotola	2022	1,077,000	2,423,250	5,402,485	1,674,597	1,080,366	—	538,982	12,196,680
Chief Executive Officer	2021	1,077,000	—	8,807,050	1,549,997	1,724,547	—	675,152	13,833,746
	2020	1,029,364	—	4,429,992	1,443,739	1,099,690	—	277,101	8,279,886
Christopher Hix	2022	650,000	2,000,000	1,292,047	—	429,000	—	104,365	4,475,412
Former Executive Vice President and Chief Financial Officer	2021	650,000	—	1,685,832	499,998	666,120	—	77,833	3,579,783
	2020	626,250	—	1,534,148	499,994	390,000	—	70,255	3,120,897
Brady Shirley	2022	850,000	1,700,000	2,406,878	749,816	733,125	—	55,389	6,495,208
President and Chief Operating Officer	2021	850,000	—	3,409,195	600,007	816,000	—	17,807	5,693,009
	2020	812,404	—	2,454,728	—	613,700	—	16,587	3,897,419
Daniel Pryor	2022	579,000	1,042,200	1,580,192	487,382	364,770	—	91,392	4,144,936
Executive Vice President, Strategy and Business Development	2021	575,608	—	2,627,914	462,506	621,615	—	71,739	4,359,382
	2020	544,356	—	1,419,104	462,491	339,000	—	75,644	2,840,595
Patricia Lang	2022	476,385	765,000	797,796	249,912	280,088	—	68,993	2,638,124
Senior Vice President and Chief Human Resources Officer

(1)	Amounts set forth in this column for 2020 reflect the impact of voluntary base salary reductions taken by our NEOs in 2020 in light of the impact of the COVID-19 pandemic on our business.

(2)	Amounts set forth in this column for 2022 reflect the cash payments made to each NEO pursuant to retention agreements entered into on March 5, 2021 related to the Separation.

(3)

Unless otherwise indicated below, amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023. See “Long-Term Incentives” above on page 34. Assuming the maximum achievement of the performance goals applicable to the PRSUs, the grant date value of the PRSUs granted to the NEOs in 2022 would have been $6,413,356, $2,871,626, $1,866,469, and $957,118 for Messrs. Trerotola, Shirley, Pryor, and Ms. Lang, respectively. Stock awards granted to Mr. Hix represent the grant date fair value of the RSUs granted in February 2022. For 2021, for each of Messrs. Trerotola, Pryor, and Shirley, in addition to such NEO’s annual grant under the 2020 Omnibus Incentive Plan, amounts include the grant date fair value of the retention RSU grants made to such NEOs under their respective Retention Agreements. See “RSU Grants Pursuant to Retention Agreements” on page 35 of the Company’s 2022 Proxy Statement as filed with the SEC on April 28, 2022 for further details.

At the time of the Separation, the CHCM Committee certified the performance results of the Company’s PRSU awards granted in 2020, 2021 and 2022, as the performance metrics of these awards would no longer have been appropriate measurements of performance following the Separation. Accordingly, the CHCM certified the performance of the 2020 PRSU awards based on the Company’s relative TSR performance through December 31, 2021. At such date, two-thirds of the performance period was completed and the Company’s performance reflected a relative TSR ranking in the 40th percentile of the Index, which resulted in a payout at 70% of target. The CHCM Committee also certified the performance of the 2021 and 2022 PRSU awards to be paid at target when they vest. The certified PRSUs remain subject to continued employment of the executive during the vesting period. In arriving at such decisions, the CHCM Committee considered that the PRSUs were to be earned based on relative total shareholder return compared to the S&P MidCap 400 Industrials Index, and that following the Separation such metric would no longer be relevant since the Company would be changing from an industrial GICS code to one in the medical device industry and would also have a new set of peers. With respect to the 2021 and 2022 PRSU awards, the CHCM also considered that such awards were less than halfway through the performance period at the time of the Separation. Additionally, at the time of the Separation, fifty percent of Mr. Hix’s outstanding PRSU and RSU awards were converted into equivalent ESAB award with the same terms as the initial Enovis awards. For such modified PRSU and RSU awards, the amounts reported in the table above include the incremental fair value of the modified awards, computed as of the date of modification in accordance with ASC Topic 718. See “2020, 2021 and 2022 PRSU Performance Determinations” on page 35 and “Outstanding Equity Awards at Fiscal-Year End” on page 44 for further details. Below is a summary of the incremental value reported above in respect of such modified awards for each NEO:

Incremental Value
Matthew L. Trerotola
2020 PRSU award	$258,120
2021 PRSU award	61,883

- 2023 Proxy Statement	41

Incremental Value
2022 PRSU award	175,070
$495,073
Christopher Hix
2020 PRSU award	$139,989
2021 PRSU award	86,566
12/13/2019 RSU award	10,496
2/24/2020 RSU award	4,836
2/22/2021 RSU award	8,949
2/17/2022 RSU award	25,879
$276,715
Brady Shirley
2020 PRSU award	$107,249
2021 PRSU award	23,952
2022 PRSU award	78,385
$209,586
Daniel Pryor
2020 PRSU award	$82,706
2021 PRSU award	18,421
2022 PRSU award	50,904
$152,031
Patricia Lang
2020 PRSU award	$31,283
2021 PRSU award	7,964
2022 PRSU award	26,089
$65,336

(4)

Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023. For 2022 grants, options were valued by the Black Scholes-based option value based on the closing price of our common stock on the date of grant. The exercise price for stock option awards equals the closing price of our common stock on the date of grant. See “Long-Term Incentives” above on page 34.

(5)

Amounts represent the payouts earned pursuant to our Annual Incentive Plan. For a discussion of the performance metrics on which the 2022 Annual Incentive Plan was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see “Annual Incentive Plan” above on page 32.

(6)	Amounts set forth in this column for 2022 consist of the following:

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Auto Allowance ($)(b)	Financial Services ($)(c)	Aircraft Usage ($)(d)	Supplemental Long-Term Disability Premiums ($)(e)	Group Term Life Insurance ($)(f)	($)(g)	Total ($)
Mr. Trerotola	168,093	20,000	14,265	323,751	7,326	5,547	—	538,982
Mr. Hix	78,967	—	10,000	—	8,072	7,326	—	104,365
Mr. Shirley	39,662	—	—	—	10,037	5,547	143	55,389
Mr. Pryor	72,037	—	10,000	—	7,095	2,260	—	91,392
Ms. Lang	47,819	—	10,000	—	7,949	3,225	—	68,993

(a)

Amounts represent the aggregate Company match and Company contribution made by the Company during 2022 to such NEO’s 401(k) plan account and Non-Qualified Deferred Compensation Plan account. See the Nonqualified Deferred Compensation table and accompanying narrative for additional information on the Non-Qualified Deferred Compensation Plan.

(b)	For Mr. Trerotola, amount represents an annual cash allowance for car-related expenses pursuant to his employment contract.

(c)	Amount represents amounts for financial planning services as reimbursed by the Company during 2022.

(d)

Amount represents Company expenses incurred for private plane usage in 2022. The Company is billed directly for the charter flight services used for Mr. Trerotola’s personal travel. The imputed income to Mr. Trerotola for these flights as calculated under the tax rules was $34,614, based on the SIFL rates promulgated by the Internal Revenue Service. The Company does not gross-up or make whole Mr. Trerotola for the income imputed to his personal use of chartered flights.

(e)	Amount represents premiums for supplemental long-term disability insurance.

(f)	Amount represents premiums for a life insurance benefit equal to 1.5 times salary, capped at $1,125,000.

(g)	Amount represents amounts value of an employee recognition award.

42	- 2023 Proxy Statement

Grants of Plan-Based Awards for 2022

The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2022. The number of securities and option exercise prices reported in this table have been adjusted to reflect the one-for-three reverse stock split effected on April 4, 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock or units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew L. Trerotola	Annual Incentive Plan	—	673,125	1,346,250	3,365,625	—	—	—	—	—	—	—
	PRSUs	2/17/2022	—	—	—	23,697	47,394	94,788	—	—	—	3,206,678
	Modified PRSUs(6)	4/4/2022	—	—	—	—	—	—	—	—	—	495,073
	RSUs	2/17/2022	—	—	—	—	—	—	23,697	—	—	1,700,734
	Stock Options	2/17/2022	—	—	—	—	—	—	—	62,719	70.88	1,674,597
Christopher M. Hix	Annual Incentive Plan		260,000	520,000	1,300,000	—	—	—	—	—	—	—
	Modified PRSUs(6)	4/4/2022	—	—	—	—	—	—	—	—	—	226,556
	RSUs	2/17/2022	—	—	—	—	—	—	14,147	—	—	1,015,330
	Stock Options	2/17/2022	—	—	—	—	—	—	—	—	—	—
	Modified RSUs(7)	4/4/2022	—	—	—	—	—	—	—	—	—	50,161
Brady Shirley	Annual Incentive Plan	—	425,000	850,000	2,125,000	—	—	—	—	—	—	—
	PRSUs	2/17/2022	—	—	—	10,611	21,221	42,442	—	—	—	1,435,813
	Modified PRSUs(6)	4/4/2022	—	—	—	—	—	—	—	—	—	209,585
	RSUs	2/17/2022	—	—	—	—	—	—	10,610	—	—	761,480
	Stock Options	2/17/2022	—	—	—	—	—	—	—	28,083	70.88	749,816
Daniel Pryor	Annual Incentive Plan	—	231,600	463,200	1,158,000	—	—	—	—	—	—	—
	PRSUs	2/17/2022	—	—	—	6,897	13,793	27,586	—	—	—	933,234
	Modified PRSUs(6)	4/4/2022	—	—	—	—	—	—	—	—	—	152,032
	RSUs	2/17/2022	—	—	—	—	—	—	6,896	—	—	494,926
	Stock Options	2/17/2022	—	—	—	—	—	—	—	18,254	70.88	487,382
Patricia Lang	Annual Incentive Plan	—	169,750	339,500	848,750	—	—	—	—	—	—	—
	PRSUs	2/17/2022	—	—	—	3,537	7,073	14,146	—	—	—	478,559
	Modified PRSUs(6)	4/4/2022	—	—	—	—	—	—	—	—	—	65,336
	RSUs	2/17/2022	—	—	—	—	—	—	3,537	—	—	253,850
	Stock Options	2/17/2022								9,360	70.88	249,912

(1)

Amounts represent potential payouts under our Annual Incentive Plan. Threshold estimated possible payouts incorporate a 0.5 IPF, target estimated possible payouts incorporate a 1.0 IPF and maximum estimated possible payouts incorporate the 250% maximum payout cap under the Annual Incentive Plan. For a discussion of the performance metrics and actual results and payouts under the plan for fiscal 2022 see the Compensation Discussion and Analysis and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, respectively.

(2)

Amounts represent potential shares Issuable under performance-based restricted stock unit awards. The PRSUs may be earned at the end of the performance period upon certification by the CHCM Committee of the performance level that has been met. The PRSUs cliff vest at the end of the three-year performance period, if earned.

(3)

Amounts represent annual and retention awards of restricted stock units. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. For Mr. Hix, at the time of the Separation, fifty percent of the RSUs granted were converted to ESAB RSUs with the same terms as the original grant.

(4)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(5)

Unless otherwise indicated below, the amounts shown in this column represent the full grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. PRSUs are valued based upon the probable outcome of the performance conditions associated with these awards as of the grant date and such calculation is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(6)

At the time of the Separation, the CHCM Committee certified the performance results of the Company’s PRSU awards granted in 2020, 2021 and 2022, as the performance metrics of these awards would no longer have been appropriate measurements of performance following the Separation. Accordingly, the CHCM certified the performance of the 2020 PRSU awards based on the Company’s relative TSR performance through December 31, 2021. At such date, two-thirds of the performance period was completed and the Company’s performance reflected a relative TSR ranking in the 40th percentile of the Index, which resulted in a payout at 70% of target. The CHCM Committee also certified the performance of the 2021 and 2022 PRSU awards to be paid at target when they vest. The certified PRSUs remain subject to continued employment of the executive during the vesting period. In arriving at such decisions, the CHCM Committee considered that the PRSUs were to be earned based on relative total shareholder return compared to the S&P MidCap 400 Industrials Index, and that following the Separation such metric would no longer be relevant since the Company would be changing from an industrial GICS code to one in the medical device industry and would also have a new set of peers. With respect to the 2021 and 2022 PRSU awards, the CHCM also considered that such awards were less than halfway through the performance period at the time of the Separation. Additionally, at the time of the Separation, fifty percent of Mr. Hix’s outstanding PRSU and RSU awards were converted into equivalent ESAB award with the same terms as the initial Enovis awards. For such modified PRSU and RSU awards, the amounts reported in the table above include the incremental fair value of the modified awards, computed as of the date of modification in accordance with ASC Topic 718.

- 2023 Proxy Statement	43

See “2020, 2021 and 2022 PRSU Performance Determinations” on page 35 and “Outstanding Equity Awards at Fiscal-Year End” on page 44 for further details. Below is a summary of the incremental value reported above in respect of such modified awards for each NEO: Amounts in the table above represent the incremental fair value of the modified awards, computed as of the modification date in accordance with ASC Topic 718.

(7)

At the time of the Separation, fifty percent of Mr. Hix’s outstanding PRSU and RSU awards were converted into equivalent ESAB awards with the same terms as the initial Enovis awards. Amounts in the table above represent the incremental fair value of the modified awards, computed as of the modification date in accordance with ASC Topic 718.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows, as of December 31, 2022, the number of outstanding stock options, performance-based restricted stock unit awards and restricted stock unit awards held by the named executive officers. The number of securities and option exercise prices reported in this table and the related footnotes have been adjusted to reflect the one-for-three reverse stock split effected on April 4, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew L. Trerotola	182,572	—	45.69	2/24/2026	—	—	—	—
	46,830	23,416	64.03	2/23/2027	—	—	—	—
	18,727	37,452	76.34	2/21/2028	—	—	—	—
	—	62,719	70.88	2/16/2029	—	—	—	—
		—	—	—	200,145	10,711,760	—	—
	—	—	—	—	—	—	—	—
Christopher M. Hix	20,360	—	45.15	6/30/2023	—	—	—	—
	42,124	—	68.79	2/12/2024	—	—	—	—
	56,891	—	56.79	3/7/2025	—	—	—	—
	66,999	—	45.69	2/24/2026	—	—	—	—
	16,218	8,109	64.03	2/23/2027	—	—	—	—
	6,041	12,081	76.34	2/21/2028	—	—	—	—
					23,806	1,274,097
							—	—
Brady Shirley	33,499	—	45.69	2/24/2026	—	—	—	—
	7,249	14,498	76.34	2/21/2028	—	—	—	—
	—	28,083	70.88	2/16/2029	—	—	—	—
					87,717	4,694,614
		—	—	—	—	—
Daniel A. Pryor	43,363	—	68.79	2/12/2024	—	—	—	—
	106,670	—	56.79	3/7/2025	—	—	—	—
	61,974	—	45.69	2/24/2026	—	—	—	—
	15,001	7,502	64.03	2/23/2027	—	—	—	—
	5,588	11,175	76.34	2/21/2028	—	—	—	—
	—	18,254	70.88	2/16/2029	—	—	—	—
					60,072	3,215,053
	—	—	—	—	—	—
Patricia Lang	7,258	—	45.69	2/24/2026	—	—	—	—
	5,676	2,838	64.03	2/23/2027	—	—	—	—
	2,416	4,833	76.34	2/21/2028
	—	9,360	70.88	2/16/2029
	—	—	—	—	26,949	1,442,310	—	—

(1)

The vesting date of unvested stock option awards is set forth beside each option expiration date in the following chart. Note that the vesting date provided reflects when the options fully vest. Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

44	- 2023 Proxy Statement

Option Grant Date	Option Expiration Date	Option Full Vesting Date (options vest over three year period except as noted above)
7/1/2016	6/30/2023	7/1/2019
2/13/2017	2/12/2024	2/13/2020
3/8/2018	3/7/2025	3/8/2021
2/25/2019	2/24/2026	2/25/2022
2/24/2020	2/23/2027	2/24/2023
2/22/2021	2/21/2028	2/22/2024
2/17/2022	2/16/2019	2/17/2025

(2)

For Mr. Trerotola, the amounts represent (i) 7,686 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 24, 2021, (ii) 15,211 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (iii) 28,239 RSUs granted to Mr. Trerotola on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022, (iv) 23,697 RSUs, an annual award that vests ratably over three years, beginning on February 17, 2023, (v) 32,283 RSUs, representing 70% of target achievement of a PRSU that vested on February 24, 2023, (vi) 45,635 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vii) 47,394 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Mr. Hix, the amounts represent (i) 1,330 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 24, 2021, (ii) 2,453 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (iii) 7,073 RSUs, an annual award that vests ratably over three years, beginning on February 17, 2023, (iv) 5,590 RSUs, representing 70% of target achievement of a PRSU that vested on February 24, 2023, and (v) 7,360 RSUs, representing target achievement of a PRSU that vests on February 22, 2024. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Mr. Shirley, the amounts represent (i) 3,194 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 24, 2021, (ii) 4,791 RSUs, the remaining portion of an annual award that vests ratably over two years, beginning on February 24, 2022, (iii) 5,888 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (iv) 10,931 RSUs granted to Mr. Shirley on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022, and (v) 10,610 RSUs, an annual award that vests ratably over three years, beginning on February 17, 2023. (vi) 13,416 RSUs, representing 70% of target achievement of a PRSU that vested on February 24, 2023, (vii) 17,665 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (viii) 21,221 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Mr. Pryor, the amounts represent (i) 2,462 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 24, 2021, (ii) 4,538 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (iii) 8,426 RSUs granted to Mr. Pryor on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022, (iv) 6,896 RSUs, an annual award that vests ratably over three years, beginning on February 17, 2023 (v) 10,341 RSUs, representing 70% of target achievement of a PRSU that vested on February 24, 2023, (vi) 13,616 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vii) 13,793 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Ms. Lang, the amounts represent (i) 931 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 24, 2021, (ii) 1,963 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (iii) 3,644 RSUs granted to Ms. Lang on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022, and (iv) 3,537 RSUs, an annual award that vests ratably over three years, beginning on February 17, 2023, (iv) 3,913 RSUs, representing 70% of target achievement of a PRSU that vested on February 24, 2023, (v) 5,888 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vi) 7,073 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

(3)

The amounts shown in this column represent the market value of the unvested PRSUs or restricted stock units, as applicable, based on the closing price of the Company’s common stock on December 30, 2022, which was $53.52 per share, multiplied by the number of units, respectively, for each unvested award.

- 2023 Proxy Statement	45

Employment Agreements, Change in Control Agreements, Retention Agreements and Executive Officer Severance Plan

Messrs. Trerotola and Pryor are party to our current form of employment agreement for executive officers, which was adopted by the Company on September 15, 2010, and Ms. Lang is party to an employment letter agreement entered into upon her hire. Prior to his retirement from his CFO role, Mr. Hix was also party to an employment letter agreement entered into upon his hire. On December 31, 2022, Mr. Hix and the Company entered into a CFO Retirement Transition Agreement. For details on the CFO Retirement Transition Agreement, see “Additional Compensation Information – Employment Agreements” and “Potential Payments Upon Termination or Change in Control – CFO Retirement Transition Agreement.”

Mr. Shirley is party to an employment agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. The employment agreement also provides severance benefits but does not provide change in control benefits.

Messrs. Pryor and Shirley and Ms. Lang are party to our current form of change in control agreement for executive officers, which was approved by the Board on October 27, 2020.

Employment Agreements, Change in Control Agreements and Other Agreements

Messrs. Trerotola and Pryor are each parties to an employment agreement based on the Company’s form of employment agreement for executive officers. Mr. Trerotola’s employment agreement has a three-year term and Mr. Pryor’s agreement has a two-year term and, in each case, is subject to automatic extension unless the Board or the executive provides written notice to terminate the automatic extension provision. In addition, in the case of Mr. Trerotola, in the event we undergo a “change in control” (as described below under “Potential Payments Upon Termination or Change in Control”) during the term of the employment agreement, the agreement will be automatically extended to the second anniversary of the change in control. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive.

With respect to the benefits payable to Mr. Trerotola under his agreement upon a change in control of Enovis, the benefits are only paid upon a “double trigger,” meaning a change in control event must occur and Mr. Trerotola must either be terminated without cause by Enovis (or its successor) or must resign for good reason.

On October 27, 2020, the Board approved a new form of change in control agreement for certain executive officers. Messrs. Pryor and Shirley and Ms. Lang are each parties to change in control agreements based on this form. The change in control agreements supersede and replace any prior agreement between the Company and such executive officers with respect to a “change in control” of the Company (as described below under “Potential Payments Upon Termination or Change in Control”).

Pursuant to the change in control agreements, upon a change in control of the Company, each executive officer will be entitled to an annual base salary, cash bonus opportunity and benefits package equal to or greater than the base salary, cash bonus opportunity or benefits package in effect for such executive officer immediately prior to the change in control. If during the two year period following, or the three month period preceding, a change in control of the Company, (a) the Company terminates the executive officer’s employment other than for cause or by reason of death or disability (as such terms are defined in the change in control agreements) or (b) the executive officer resigns for good reason (as such term is defined in the change in control agreements), the Company will pay the executive officer an amount equal to: (i) two times the annual base salary of such executive officer plus (ii) two times the target cash bonus opportunity of such executive officer. Any outstanding long-term equity incentive awards held by the executive officer will continue to be treated in accordance with the terms and conditions of the award agreements and plans pursuant to which such awards were granted.

Each change in control agreement has an initial two-year term, subject to automatic extension for successive one-year periods unless either the Company or the executive officer gives notice of non-renewal to the other or the agreement is otherwise terminated pursuant to its terms.

On March 5, 2021, the Company entered into retention agreements with each NEO. Under these agreements, a retention payment equal to either the executive officer’s 2021 annual base salary plus the executive officer’s 2021 annual cash bonus plan amount at target level (for each of Messrs. Trerotola, Pryor and Shirley and Ms. Lang) or the executive officer’s 2021 long-term incentive

46	- 2023 Proxy Statement

compensation opportunity (for Mr. Hix) was earned if (a) the executive officer is still employed on the 12-month anniversary of consummation of the Separation or, (b) if the Separation does not occur by December 31, 2022, the 12-month anniversary of December 31, 2022. For each NEO, the retention payments were paid in October 2022 and remain subject to a 50% clawback if the executive officer is terminated for cause or separates without good reason or other than by mutual consent prior to the twelve-month anniversary of the Separation on April 4, 2023.

Additional information on certain benefits provided under the forms of employment agreement and change in control agreement in certain terminations or in connection with a change of control is discussed below under “Potential Payments Upon Termination or Change in Control.”

Option Exercises and Stock Vested

The following table provides information regarding the vesting of earned PRSUs and RSUs and option exercises during 2022. The number of shares acquired upon exercise or vesting and the value realized before payment of any taxes and broker commissions is reflected below. Value realized represents the product of the number of shares received upon exercise or vesting and the closing market price of our common stock on the exercise or vesting date, less the exercise price for options. Messrs. Trerotola, Hix, and Shirley and Ms. Lang did not exercise any Company options in 2022.

Option Exercises and Stock Vested During Fiscal 20221

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Trerotola	—	—	214,480	9,887,941
Christopher M. Hix	—	—	45,390	3,410,831
Brady Shirley	—	—	16,396	1,143,353
Daniel A. Pryor	67,421	641,557	45,899	3,285,406
Patricia Lang	—	—	16,718	1,194,828

[1]	The share numbers reported in this table have been adjusted to reflect the one-for-three reverse stock split effected on April 4, 2022.

Nonqualified Deferred Compensation

We maintain the Enovis (formerly Colfax) Corporation Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) to provide certain select members of management and other highly compensated employees, including each of the NEOs, with an opportunity to defer a stated percentage of their base compensation or their bonus compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Nonqualified Plan to allow these individuals to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Enovis employees who are not limited by the Internal Revenue Code limits. The plan is “unfunded,” meaning there are no assets segregated for the exclusive benefit of plan participants.

The Nonqualified Plan allows the NEOs to defer up to 50% of their base salaries and up to 75% of their bonus compensation. In addition, during 2022 we matched up to 4% of all excess deferrals by the NEOs and provided a 2% Company contribution. Our NEOs vest in these Company contributions to the Nonqualified Plan on the same terms as comparably contributions vest under the Company’s 401(k) plan.

Deferrals under the Nonqualified Plan are notionally invested among a number of different mutual funds, insurance company separate accounts, indexed rates or other measurement funds, which are selected periodically by the plan administrator to best match the funds offered in the qualified 401(k) plan. Each participating NEO can allocate his deferrals among these notional fund investment options and may change elections at any time by making a change of election with the plan administrator. Enovis notionally invests its match and contribution amounts in the same investment options in the same amounts and allocations as the reference funds selected by the officer.

Simultaneously with the executive’s election to defer amounts under the Nonqualified Plan, the executive must elect the time and form of payment for the deferred amounts, which may generally be either a lump sum distribution or in quarterly installments payable over a

- 2023 Proxy Statement	47

period of one to ten years following a specified date (that must be at least one year following the end of the year to which the officer’s deferral election relates) or at least six months following the officer’s separation from service. Limited changes to deferral elections are permitted in accordance with the terms of the Nonqualified Plan. If no election is made, the benefit will be paid in a lump sum on the last day of the month which occurs six months after the executive’s separation from service. Deferred amounts may alternatively be paid out in a lump sum in the event of an executive’s death or disability or in the event of an unforeseeable financial emergency, Furthermore, in the event the executive’s account balance at the time of his or her separation from service is less than $15,000, payment of the account balance will be made in a lump sum on or before the later of (i) December 31 of the calendar year of separation, or (ii) the date that is 2.5 months after the executive’s separation from service.

The Company also maintains the Enovis (formerly Colfax) Corporation Excess Benefit Plan (the “Excess Benefit Plan”) which was frozen to new participants and future new deferrals on December 31, 2015. Like the Nonqualified Plan, the Excess Benefit Plan is an unfunded non-qualified deferred compensation plan in which Mr. Pryor holds an account balance. Like the Nonqualified Plan, amounts deferred under the Excess Benefit Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections and the terms of the Excess Benefit Plan following a participant’s separation from service, death or disability.

The Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Like the Nonqualified Plan, the DJO Nonqualified Plan is an unfunded non- qualified deferred compensation plan. Mr. Shirley holds an account balance in this plan. Like the Nonqualified Plan, amounts deferred under the DJO Nonqualified Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections. Deferred amounts may generally be paid out in either a lump sum distribution or in annual installments payable over a period of two to ten years following a specified date or the officer’s separation from service (subject to any required 6-month delay). Deferred amounts will alternatively be paid out in a lump sum in the event of an executive’s death.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Matthew L. Trerotola	215,949	155,893	(422,475)	—	1,897,971
Christopher M. Hix	185,724	66,767	(134,803)	—	668,613
Brady Shirley	27,462	27,462	(16,974)	—	120,496
Daniel A. Pryor	84,062	59,837	(374,272)	—	1,479,947
Patricia Lang	43,212	35,619	(31,259)	—	200,743

(1)	With respect to each applicable NEO, amounts represent deferred salary and deferred bonus amounts that are reported in the Summary Compensation Table above under the applicable column.

(2)	All amounts reported in this column for each applicable NEO are reported in the “All Other Compensation” column of the Summary Compensation Table above.

(3)	No amounts reported in this column for each applicable NEO are reported in the Summary Compensation Table above.

Potential Payments Upon Termination or Change in Control

The information below describes relevant employment agreement, change in control agreement, severance plan and equity plan provisions for payments upon termination or a change in control and sets forth the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2022. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the 401(k) plan, health care benefits and disability benefits or vested amounts payable under the Nonqualified Plan and Excess Benefit Plan described above. In addition, these benefits do not take into account any arrangements that we may provide in connection with an actual separation from service or a change in control. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, the Company’s stock price, and the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event.

48	- 2023 Proxy Statement

Employment Agreements

Pursuant to the terms of the employment agreements with each of Messrs. Trerotola, Pryor and Shirley and the letter agreement with Ms. Lang, each executive is entitled to the following severance payments or benefits in the event the executive’s employment is terminated by us without “cause” or the executive resigns for “good reason,” in the case of Messrs. Trerotola and Pryor, or as a result of a “constructive termination,” in the case of Mr. Shirley (each as described below):

∎

For Mr. Trerotola, (i) the payment of his base salary then in effect for 24 months following termination, (ii) an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following termination, and (iii) COBRA coverage for 24 months or until he becomes eligible for coverage by another company or is no longer eligible for COBRA;

∎

For Mr. Pryor, a lump sum payment equal to one times his base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual annual incentive payments made to the executive during the last three years);

∎	For Mr. Shirley, a lump sum payment equal to one and a half times the sum of Mr. Shirley’s base salary in effect and his target annual incentive compensation for the year of termination;

∎

For Ms. Lang, a lump sum payment equal to one times the executive’s base salary in effect and the executive’s target annual incentive compensation for the year of termination, and either (i) continued Company-paid health and/or dental plan coverage for 12 months, until she becomes eligible for coverage by another company or until Ms. Lang would otherwise no longer eligible for COBRA; or (ii) COBRA coverage for 12 months or until she becomes eligible for coverage by another company or is no longer eligible for COBRA; and

∎

For each of Messrs. Trerotola, Pryor and Shirley and Ms. Lang, a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan.

In the event we terminate Mr. Trerotola’s employment without “cause,” or Mr. Trerotola terminates his employment for “good reason” within three months prior to a “change in control event” (as described below), or two years after a “change in control”, the terms of his employment agreement would entitle him to the following severance payments or benefits:

∎

a lump sum payment equal to two times his base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual incentive payments made to him during the last three years);

∎

a lump sum payment equal to his pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan; and

∎

all equity awards will immediately vest, with any performance objectives applicable to performance-based equity awards deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination.

Mr. Shirley’s agreement does not provide for any additional payments or benefits in the event of a change in control or a termination in connection with a change in control. However, he is party to a change in control agreement, as further described under “Change in Control Agreements” below.

In each case described above, the executive’s right to the severance payments and benefits is conditioned on the executive’s execution of a waiver and release agreement in favor of the Company. In addition, each employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

Under Mr. Trerotola’s and Mr. Pryor’s agreements, in the event that any payment or benefit to the executives pursuant to the employment agreements or otherwise constitute excess parachute payments under Section 280G of the Internal Revenue Code such that they would trigger the excise tax provisions of the Internal Revenue Code, such payments are to be reduced so that the excise tax provisions are not triggered, but only upon determination that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Mr. Trerotola’s and Mr. Pryor’s agreements further provide that, in the event it is determined that the willful actions of the executive have resulted in a material misstatement or omission in any report or statement filed by the Company with the SEC, or material fraud against the Company, the Company is entitled to recover all or any portion of any award or payment made to the executive.

- 2023 Proxy Statement	49

For purposes of the employment agreements, the following terms generally have the following meanings:

∎

“cause” means conviction of a felony or a crime involving moral turpitude, willful commission of any act of theft, fraud, embezzlement or misappropriation against the Company or its subsidiaries or willful and continued failure of the executive to substantially perform his or her duties;

∎	“change in control” means:

–	a transaction or series of transactions pursuant to which any person acquires beneficial ownership of more than 50% of the voting power of the common stock of the Company then outstanding;

–

during any two-year consecutive period, individuals who at the beginning of the period constitute the Board (together with any new directors approved by at least two-thirds of the directors at the beginning of the period or subsequently approved) cease to constitute a majority of the Board;

–

a merger, sale of all or substantially all of the assets of the Company or certain acquisitions of the assets or stock by the Company of another entity in which there is a change in control of the Company; or

–	a liquidation or dissolution of the Company.

∎	“change in control event” means the earlier to occur of a “change in control” or the execution of an agreement by the Company providing for a change in control.

∎	“constructive termination” means:

–	the Company’s failure to pay or cause to be paid the executive’s base salary or annual bonus, if any, when due;

–	a reduction in the executive’s base salary or target annual bonus;

–	any diminution in the executive’s title or any substantial and sustained diminution in the executive’s duties;

–	a relocation of the executive’s primary work location more than 50 miles without the executive’s prior written consent; or

–	the Company provides notice to the executive that it is electing not to extend the executive’s employment term.

∎	“good reason” means:

–

upon or following a change in control, the assignment to the executive of duties materially inconsistent with his position or any alteration of the executive’s duties, responsibilities and authorities, and then only if such adjustments or assignments are not the result of the conclusion by a significantly larger successor entity and its board of directors that such executive’s role needs to be altered;

–	the requirement for the executive to relocate his principal place of business at least 35 miles from his current place of business;

–	the Company’s failure to obtain agreement from any successor to fully assume its obligations to the executive under the terms of the agreement; or

–	any other failure by the Company to perform its material obligations under, or breach of the Company of any material provision of, the employment agreement.

Trerotola Pro-Rata Vesting Provisions

In addition, Mr. Trerotola’s CEO Performance Stock Unit Agreements provide that if he is terminated by the Company without “cause” (and not on account of disability) or resigns for “good reason” his outstanding performance-based equity awards shall vest pro-ratably only if the performance objectives are achieved as of the end of the performance period.

50	- 2023 Proxy Statement

Change in Control Agreements

Pursuant to the terms of the change in control agreements with each of Messrs. Pryor and Shirley and Ms. Lang, in the event of a change in control, the executive will continue to be paid an annual base salary at a rate not less than such executive’s current fixed or base compensation and will be given a bona fide opportunity to earn the executive’s annual cash bonus opportunity for the year. In the event the executive’s employment is terminated by us without “cause” or the executive resigns for “good reason” (each as described below) during the two year period following, or the three month period preceding, a change in control, such executive is entitled to a lump sum payment equal to (i) two times the executive’s base salary plus (ii) two times the executive’s target annual cash bonus opportunity for the year.

Each executive’s right to the severance payments is conditioned on the executive’s execution of a general release of claims in favor of Enovis. In addition, each change in control agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

In the event that any payment or benefit under the change in control agreements would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would have the effect of decreasing the after-tax amounts received by the executive, the executive has the right to reduce or eliminate any such payment or benefit to avoid having the payment or benefit being deemed a parachute payment.

For purposes of the change in control agreements, the following terms have the following meanings:

∎	“cause” means that, prior to any termination, the executive committed:

–	an intentional act of fraud, embezzlement or theft in connection with his employment by the Company or any subsidiary;

–	intentional wrongful damage to property of the Company or its subsidiaries;

–	intentional wrongful disclosure of secret processes or confidential information of the Company or its subsidiaries;

–	conviction of a criminal offense; or

–

intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty. and any such act is materially harmful to the Company and its subsidiaries taken as a whole.

∎	“change in control” means any of the following:

–

the acquisition by any person of beneficial ownership of more than 50% of the then-outstanding common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company, subject to certain exceptions;

–

individuals who constitute the Board as of the date of the change in control agreement (together with any new directors approved by the vote of at least a majority of the directors comprising the Board as of the date of the change in control agreement or subsequently approved) cease for any reason (other than death or disability) to constitute at least a majority of the Board;

–	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions; or

–	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

∎	“good reason” means:

–

failure to maintain the executive in the positions with the Company or its subsidiaries which the executive held immediately prior to the change in control or the removal of the executive as a director of the Company, if applicable;

–

a material reduction in the nature or scope of responsibilities or duties attached to the positions the executive held with Enovis and its subsidiaries immediately prior to the change in control, a material reduction in the executive’s base salary and annual cash bonus opportunity or the termination or material modification of the material employee benefits available to the executive immediately prior to the change in control;

- 2023 Proxy Statement	51

–

the liquidation, dissolution, merger, consolidation or reorganization of the Company or a transfer or all or a significant portion of its business and/or assets, unless the successor has assumed all of the Company’s duties and obligations under the change in control agreement;

–

the Company relocates its principal executive offices, or the Company or any subsidiary requires the executive to have his principal location of work changed, to any location more than 50 miles from the location immediately prior to the change in control or the Company or its subsidiaries require the executive to travel significantly more than was required prior to the change in control; or

–	any material breach of the change in control agreement by the Company or any successor.

Equity Awards

The vesting of outstanding equity awards, other than performance-based awards, accelerates in full upon the death or total and permanent disability of the grantee or, unless assumed or substituted as discussed below, upon a “corporate transaction” (as defined below). The vesting of the outstanding PRSUs accelerates in full upon the death or total and permanent disability of the grantee only if and when the performance criteria for such award are achieved as of the end of the performance period upon certification of the same by the CHCM Committee, or immediately if the performance period has already ended and the CHCM Committee has certified that the performance criteria have been achieved. The outstanding PRSUs will terminate and cease to vest upon a “corporate transaction,” unless prior to the corporate transaction the achievement of the performance criteria is certified by the CHCM Committee, in which case the vesting for the award will accelerate in full unless assumed or substituted as discussed below. While these benefits are available to all of our equity plan participants equally, pursuant to SEC requirements, we have included these acceleration benefits in the table below. In addition, in the event of termination of service other than for death, disability or cause, any stock option awards will remain exercisable to the extent vested for 90 days after termination of service.

A “corporate transaction” under any outstanding equity awards is generally defined as:

∎	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity;

∎	a sale of substantially all of our assets to another person or entity; or

∎

any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

Accelerated vesting upon a “corporate transaction” will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. If an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the CHCM committee shall determine.

Hix CFO Retirement Transition Agreement

Pursuant to his CFO Retirement Transition Agreement, Mr. Hix’s outstanding stock options, restricted stock, and performance-based restricted stock will continue to vest, be earned and payable subject to and in accordance with their terms. The standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants contained in his letter agreement will continue in accordance with their terms. Mr. Hix’s voluntary retirement does not entitle him to any cash severance or other additional severance benefits other than as described herein.

Estimate of Payments

The following table provides information related to compensation payable to Messrs. Trerotola, Shirley and Pryor and Ms. Lang, assuming termination of such executive’s employment on December 31, 2022, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2022. Amounts also assume the price of our common stock was $53.52, the closing price on December 30, 2022, the last trading day of the fiscal year. Mr. Hix is not included in the following table because he entered into the CFO Retirement Transition Agreement during the fiscal year. For information on the treatment of Mr. Hix’s outstanding equity and other benefits in relation to his retirement, see “Potential Payments Upon Termination or Change in Control – CFO Retirement Transition Agreement” above.

52	- 2023 Proxy Statement

Potential Payments Upon Termination or Change of Control

Executive	Matthew L. Trerotola	Brady Shirley	Daniel A. Pryor	Patricia A. Lang
Employment Agreement/Severance Plan Benefits:
Termination without “cause” or “good reason” (for all NEOs other than Mr. Shirley) or “constructive termination” (for Mr. Shirley)
Payment Over 24 Months/18 Months//Lump Sum Payment(1)	4,846,500	2,550,000	1,042,200	824,500
Pro Rata Incentive Compensation(2)	1,346,250	850,000	463,200	339,500
Termination in connection with a “change of control”
Lump Sum Payment	4,846,500	3,400,000	2,084,400	1,649,000
Pro Rata Incentive Compensation(2)	1,346,250	—	—	—
Accelerated Stock Options(3)	1,429,539	262,297	485,256	56,830
Accelerated PRSUs(4)	4,978,912	2,081,179	1,466,930	693,673
Accelerated RSUs(4)	4,005,062	1,895,411	1,194,673	539,214
NQDC Plans/Pension(5)	1,897,971	120,496	1,479,947	200,743

(1)	For Messrs. Trerotola and Shirley, the amount is paid over the 24 months and 18 months, respectively, following termination. For the other NEOs, the amount is paid as a lump sum.

(2)	Assumes achievement at target.

(3)

In addition to accelerated vesting pursuant to Messrs. Trerotola’s and Pryor’s employment agreements, stock options accelerate upon death, total and permanent disability, and, unless assumed or substituted as discussed above, upon a “corporate transaction” as defined above.

(4)

Under Messrs. Trerotola’s and Pryor’s employment agreements, in the event of a termination in connection with a change in control, the performance objectives applicable to unearned PRSUs will be deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination. In addition to accelerated vesting pursuant to the employment agreements, RSUs and earned but unvested PRSUs for which the performance criteria have been certified as achieved, accelerate upon death, total and permanent disability and, unless assumed or substituted as discussed above, upon a “corporate transaction” as defined above.

(5)

Amounts represent the aggregate balance of the NEO’s Excess Benefit Plan or Non-Qualified Deferred Compensation account as of December 31, 2022. For more details on these plans, see “Nonqualified Deferred Compensation” above.

- 2023 Proxy Statement	53

∎	CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated associate and the annual total compensation of Mr. Trerotola, our President and Chief Executive Officer. The pay ratio included in this section is a reasonable estimate calculated in a matter consistent with Item 402(u) of Regulation S-K.

For 2022:

∎	The annual total compensation of the median compensated of all of our employees (other than our CEO) was $32,729; and

∎	The annual total compensation of Mr. Trerotola, as presented in the Summary Compensation Table, was $12,196,680.

Based on this information, for 2022 the ratio of the annual total compensation of Mr. Trerotola, our Chief Executive Officer, to the annual total compensation of our median compensated employee was 372.7 to one.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median compensated employee, as well as to determine the annual total compensation of this “median employee”:

∎

We determined that, as of December 31, 2022, our employee population consisted of approximately 5,873 persons, of whom approximately 2,055 were employed in the United States and approximately 3,818 were employed outside the United States, based on our payroll records;

∎	We selected December 31, 2022 as the date upon which we would identify the “median employee”;

∎	We annualized the compensation of associates employed by us for less than a full fiscal year;

∎	Based on payroll data for all employees, we used annualized base salary or base pay rate to identify our median employee, who was a full-time, hourly associate in the United States; and

∎

Once the median employee was identified, we calculated the elements of this employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-X, resulting in annual total compensation of $32,729 as of December 31, 2022.

54	- 2023 Proxy Statement

∎	PAY-VERSUS-PERFORMANCE
Disclosures Concerning
Pay-Versus-Performance
This disclosure is being provided as required by
the
final rules issued by the Securities and Exchange Commission on August 25, 2022, and certain measures disclosed in the table above, including “Compensation Actually Paid,” are calculated in accordance with those rules. Because these rules were issued after compensation determinations for 2022 were made, the CHCM Committee did not consider these measures (other than Revenue (constant currency adjusted)) or calculations in setting compensation for the named executive officers or for linking executive compensation with Company performance for 2022 or any prior periods. For a description of the CHCM Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “Compensation Discussion and Analysis” beginning on page 27.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:			Net Sales (as adjusted) (thousands) (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)	GAAP Net Income (in thousands)
2022	$12,196,680	$9,697,518	$4,438,420	$3,382,267	$85.53	$132.42	$(13,292)	$1,560,000
2021	$13,833,746	$14,132,803	$4,459,993	$4,901,370	$126.36	$149.62	$71,657	$3,777,000
2020	$8,279,886	$8,899,729	$3,122,439	$2,614,846	$105.11	$116.49	$42,625	$3,071,000

(1)
Mr. Trerotola was the Company’s PEO for the entirety of 2022, 2021 and 2020. Compensation “Actually Paid” reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:

	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$12,196,680	$13,833,746	$8,279,886
Less:
SCT – Stock Awards	5,402,485	8,807,050	4,429,992
SCT – Option Awards	1,674,597	1,549,997	1,443,739
Plus:
Fair value of awards granted during covered year that remain outstanding and unvested as of the last day of the covered year	4,964,465	10,720,775	6,330,558
Change in fair value as of the last day of the covered year of outstanding and unvested awards granted in prior years	(5,329,759)	(702,650)	321,309
Change in fair value as of the vesting date of awards granted in prior years that vested during the covered year	4,943,214	637,979	(158,294)
Compensation Actually Paid	$9,697,518	$14,132,803	$8,899,729

- 2023 Proxy Statement	55

(2)
For 2022, the individuals included in the
non-PEO
NEO Average were Messrs. Hix, Pryor, and Shirley and Ms. Lang. For 2021 and 2020, the individuals included were Messrs. Hix, Pryor and Shirley, and Mr. Shyam Kambeyanda, who served as Executive Vice President, President and CEO of the Company’s ESAB business segment prior to the completion of the Separation. Average Compensation “Actually Paid” to the Company’s Non-PEO NEOs reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:

	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$4,438,420	$4,459,993	$3,122,439
Less:
SCT – Stock Awards	1,519,216	2,463,422	1,639,643
SCT – Option Awards	371,778	484,376	334,370
Plus:
Fair value of awards granted during covered year that remain outstanding and unvested as of the last day of the covered year	1,196,776	2,856,735	1,895,935
Change in fair value as of the last day of the covered year of outstanding and unvested awards granted in prior years	(1,334,268)	(153,300)	(159,673)
Change in fair value as of the vesting date of awards granted in prior years that vested during the covered year	972,333	685,740	(269,842)
Compensation Actually Paid	$3,382,267	$4,901,370	$2,614,846

(3)
The amounts set forth under the heading “Peer Group TSR” reflect the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2019 into the S&P MidCap 400 Industrials Index, the Company’s historical benchmark that aligns with the majority of the performance periods.

(4)
While the Company considers several financial measures to be important, the CHCM Committee selected Net Sales (as adjusted) as the Company-Selected Measure for 2022. This performance measure may not have been the most important financial measure for years 2021 and 2020 and we may determine a different financial performance measure to be the Company-Selected Measure in future years.

Relationship Between Enovis Total Shareholder Return (“TSR”) and “Compensation Actually Paid”
During 2022, the “Compensation Actually Paid” to our PEO and our non-PEO NEOs (on average) decreased from the prior year, as did the Company’s TSR. This relationship can be partially attributed to the Company’s use of relative TSR as a metric for its PRSU awards during the disclosed period. Further, because a significant portion of NEO compensation is granted through PSUs or RSUs which track the Company share price, if the Company’s stock price decreases (and TSR likewise decreases), the value of a NEO’s long-term incentives will generally decrease proportionately. Similarly, as the Company’s stock price increases, the value of a NEO’s long-term incentives will generally increase proportionately, as was the case in 2021, where an increase in “Compensation Actually Paid” was accompanied by a corresponding increase in TSR.
Relationship Between Net Income and “Compensation Actually Paid”
The Company does not directly employ net income as a financial performance measure upon which named executive officer compensation may be earned. However, net income movements are indirectly tracked through our use of certain non-GAAP
metrics in our annual incentive plan, which included Adjusted EBITDA in 2022, and Adjusted EBITA and Adjusted EPS in 2021 and 2020. Accordingly, “Compensation Actually Paid” includes bonuses earned in 2022, 2021 and 2020 that were based in part on the Company’s achievement against Adjusted EBITDA, Adjusted EBITA and Adjusted EPS targets.
Relationship Between Net Sales (as adjusted) and “Compensation Actually Paid”
Net Sales (as adjusted) represents actual U.S. GAAP sales excluding unbudgeted acquisitions. Net Sales (as adjusted) has served as a key financial performance measure (40% weighting in 2022, 25% in 2021, component of Q1 2020 bonus opportunity) upon which Annual Incentive Plan bonuses have been able to be earned. When measuring Net Sales (as adjusted) performance, target sales are adjusted for changes in currency translation rates in order to create a constant currency view. Net Sales (as adjusted) factors into the computation of “Compensation Actually Paid”, which includes bonuses that were based in part on the Company’s achievement against Net Sales (as adjusted) targets. For more information on the weighting of Net Sales (as adjusted) in the determination of the Company’s 2022 annual incentive plan bonuses, see “Annual Incentive Plan – Bonus Calculation – Target Bonus” on page 34.

56	- 2023 Proxy Statement

Comparison Between Enovis TSR and Peer Group TSR
Over the three-year period measured in the table above, the Company’s TSR has decreased, while the TSR of the S&P 400 Midcap Industrials Index has increased over the same period. Relative TSR performance measured against the S&P 400 Midcap Industrials Index has been included as a performance measure for the Company’s PRSU grants.
Most Important Financial Measures
The below tabular list identifies the financial measures We deemed to be the most important financial measures for 2022 for linking the compensation of the Company’s named executive officers to the performance of the Company. For additional information on these measures, please see “Compensation Discussion and Analysis” beginning on page 27.

Most Important Financial Measures
Net Sales (as adjusted)
Adjusted EBITDA
Relative TSR

- 2023 Proxy Statement	57

∎	EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity plan information as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by Company stockholders	2,233,941		$59.96	1,751,993
Stock options	1,347,677		$59.96	—
Restricted stock units	625,469		—	—
Performance-based restricted stock units	260,795	(2)	—	—
Equity compensation plans not approved by Company stockholders	—		—	—
TOTAL	6,294,021		$59.96	1,751,993

(1)

The weighted average exercise price does not take into account the shares issuable upon outstanding restricted stock units and performance-based restricted stock units vesting, which have no exercise price.

(2)

This number reflects shares that will be issued at the actual vesting amounts for outstanding performance-based restricted stock units (PRSUs). The final achievement of all outstanding PRSUs was determined by the CHCM Committee as of April 4, 2022, the date of the Separation. The achievement factors, which were determined in accordance with the appliable criteria established by the CHCM Committee, were 70% of target for the 2020 PRSU awards and 100% of target for the 2021 and 2022 PRSU awards.

58	- 2023 Proxy Statement

Proposal 3	Approval of Named Executive Officers’ Compensation, on a Non-Binding Advisory Basis (“Say-on-Pay”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, we are asking that you vote on the following advisory resolution:

RESOLVED, that the 2022 compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Though the vote is non-binding, the Compensation and Human Capital Management Committee and the Board of Directors value your opinion and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions. At this time, we intend to seek stockholder approval of our executive compensation program on an annual basis and thus expect the next such vote to occur at our 2024 Annual Meeting of Stockholders.

Why You Should Approve Our Executive Compensation Program

As discussed in our Compensation Discussion and Analysis, we believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the advisory vote approving the compensation of our named executive officers.

Board Recommendation

The Board unanimously recommends that you vote FOR Proposal 3, which is advisory approval of Enovis’ named executive officer compensation as disclosed in this Proxy Statement. We strongly urge stockholders to review our entire Compensation Discussion and Analysis and the accompanying tables, which provides complete information on the compensation awarded to the named executive officers and the reasoning supporting those awards.

- 2023 Proxy Statement	59

Proposal 4	Advisory Vote on the Frequency of Future Say-on-Pay Votes

Section 14A of the Exchange Act provides our stockholders with the opportunity to recommend on an advisory basis how frequently we should conduct future advisory “say-on-pay” votes to approve the compensation of our named executive officers. In our last vote on the frequency of stockholder votes on executive compensation, held at our 2017 Annual Meeting, a majority voted for “say-on-pay” proposals to occur every year, and in light of those voting results the Board of Directors decided that the Company would hold an advisory vote to approve the compensation of our named executive officers on an annual basis.

Our Board of Directors continues to believe that an advisory vote to approve executive compensation that occurs each year is the appropriate alternative for the Company and its stockholders at this time.

You are not being asked to approve the recommendation of the Board, but instead as provided for under SEC rules, we are asking you to vote, on a non-binding advisory basis, whether future say-on-pay votes should occur every one, two or three years. Although this vote is non-binding, our Board will consider stockholder opinion on this proposal.

Vote Required

The affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the frequency with which stockholders will cast advisory votes at our annual meetings to approve named executive officer compensation. However, because the proposal provides holders with the option to vote to hold an advisory vote on named executive compensation every one, two, or three years, the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote may not be reached for any of the alternatives presented. If none of the alternatives receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders.

Board Recommendation

The Board unanimously recommends that you vote for ONE YEAR with respect to how frequently an advisory vote to approve the compensation of our named executive officers should occur.

60	- 2023 Proxy Statement

Proposal 5	Approval of Enovis Corporation 2023 Non-Qualified Stock Purchase Plan

The Board approved the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan (the “ESPP”) on March 14, 2023, to be effective May 16, 2023, subject to stockholder approval. The following is a summary of the material features of the ESPP and its operation.

This summary does not purport to be a complete description of all the terms of the ESPP and is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the ESPP

The purpose of the ESPP is to provide eligible employees of the Company and the designated participating companies with an opportunity to acquire an interest in the Company through the purchase of common stock at a discounted price through payroll deductions.

Eligibility

Any full-time employee of the Company or any Company subsidiary designated by the administrative committee appointed by the Board to administer the ESPP (the “Administrative Committee”) who is regularly employed as of the first day of an offering, which we refer to as an “effective date,” is eligible to participate in the ESPP during the applicable purchase period, subject to administrative rules established by the Administrative Committee.

However, no employee is eligible to participate in the ESPP to the extent that, immediately after the grant, that employee would own 5% or more of the Company’s outstanding shares (by vote or value). Section 16 officers are also ineligible to participate in the ESPP.

Additionally, the Administrative Committee may also determine that certain classes of employees or a designated group of highly compensated employees are ineligible to participate in the ESPP. Such eligibility requirements shall apply to the extent permitted by local law. If local law requires an inclusion of a broader range of employees or the above exclusions are prohibited, the local law requirements shall apply.

As of the Record Date, approximately 5,570 employees would be eligible to participate in the ESPP.

Administration

The ESPP will be administered by the Administrative Committee. Subject to the provisions of the ESPP, the Administrative Committee will have full authority and discretion to construe and interpret the ESPP, prescribe, amend, and rescind rules relating to the administration of the ESPP, and take any other actions necessary or desirable for the administration of the ESPP including, without limitation, adopting sub-plans and special rules applicable to participating companies. The decisions of the Administrative Committee are, to the full extent permitted by law, final and binding on all persons.

The Administrative Committee will have the power, in its discretion, to adopt rules, sub-plans, and procedures relating to the operation and administration of the ESPP designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. Subject in all cases to stockholder approval where required or desirable, without amending the ESPP, the Administrative Committee, in its discretion, may grant purchase rights to eligible employees on terms and conditions different from those specified in the ESPP or the ESPP Appendices applicable to designated subsidiaries of the Company as may be necessary or desirable to foster and promote achievement of the purposes of the ESPP. In furtherance of such purposes, the Administrative Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its subsidiaries operate.

Shares Available for Issuance

An aggregate total of 1,000,000 shares of common stock will be reserved for issuance under the ESPP, subject to adjustment as provided in the ESPP (as described below). The common stock may be newly issued shares, treasury shares, or shares acquired on the open market. If any purchase of shares pursuant to an option under the ESPP is not consummated, the shares not purchased under such option will again be available for issuance under the ESPP.

- 2023 Proxy Statement	61

Enrollment and Participation

An eligible employee may elect to participate in the ESPP by completing an enrollment form before the start of a purchase period, which may be written or electronic, and following the electronic or other enrollment procedures established by the Administrative Committee. Participation in the ESPP is voluntary. Participating employees may generally contribute up to 25% of their eligible compensation to the ESPP.

Eligible compensation means an employee’s regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation, sick time and short-term disability pay, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation. If local law requires an inclusion of a broader range of compensation or the above exclusions are prohibited, the local law requirements shall apply. The Administrative Committee may change the definition of eligible compensation on a prospective basis. Contributions are made on an after-tax basis.

During a purchase period, a participant may elect to change the rate of or to stop deductions from his or her compensation by instructing the Administrative Committee to reduce or increase contributions during a purchase period at a time and in a manner prescribed by the Administrative Committee. Such instructions shall be effective as soon as administratively possible. The Administrative Committee may, in its discretion, limit the number of contribution rate changes during a purchase period.

No employee will be granted a right to purchase common stock under the ESPP (i) if such employee, immediately after such grant, would own stock constituting 5% or more of the total combined voting power or value of all classes of our stock or any of our subsidiaries or (ii) to the extent that the employee’s rights to purchase stock under our ESPP accrues at a rate which exceeds $25,000 worth of common stock for each calendar year in which the purchase right is outstanding.

Withdrawal and Termination of Employment

Any participant may withdraw from the plan by delivering to the Company a notice of withdrawal in a form prepared by the Administrative Committee at a time and in a manner prescribed by the Administrative Committee. Such withdrawal shall not become effective until the following purchase period, and therefore, all contributions accumulated for such participant during the purchase period during which a notice of withdrawal is delivered to the Company shall be used to purchase shares. Thereafter, without any further act on the part of the withdrawn participant, his or her contribution authorization and his or her interest in unexercised purchase rights under the ESPP shall terminate in full. A participant who withdraws from the ESPP shall be eligible to participate again in the ESPP during the next purchase period if he or she re-enrolls (provided that he or she is otherwise an eligible employee at such later time).

If the employment of a participant with the Company terminates for any reason whatsoever or the participant ceases to be an eligible employee, then his or her participation in the ESPP automatically and without any act on his or her part shall terminate as of the date of such termination of employment or change in status. All contributions accumulated for such participant during the purchase period during which such termination or change of status occurs shall be used to purchase shares; and thereafter, without any further act on the part of the withdrawn participant, his or her contribution authorization and his or her interest in unexercised purchase rights under the ESPP shall terminate in full. Transfer of employment among the Company and designated subsidiaries of the Company shall not be considered a termination of employment for purposes of the ESPP.

Purchase Period

The ESPP provides for separate purchase periods. The length of each purchase period will be determined by the Administrative Committee prior to the commencement of such purchase period. The Administrative Committee shall have, prior to the commencement of a particular purchase period, the authority to change the duration, frequency, and start and end dates of the purchase periods. Thus, there may be multiple purchase periods in any purchase period. The Company may have more than one purchase period in effect at any time.

Purchase Price and Shares Purchased

The purchase price at which each share may be acquired in a purchase period upon the exercise of all or any portion of a purchase right will be established by the Administrative Committee. However, the purchase price on each purchase date will not be less than eighty-five percent (85%) of the fair market value of a share on the purchase date.

62	- 2023 Proxy Statement

On the last trading day (i.e., any day on which the NYSE is open for trading) of each purchase period, the employee will be deemed to have exercised the right to purchase as many shares of common stock as the employee’s payroll deduction will allow at the purchase price, subject to the limits set forth in the ESPP. The purchase price for each purchase period will be equal to no less than 80% of the fair market value of our shares of our common stock on the last trading day of the applicable purchase period. The fair market value of our shares of common stock for purposes of the ESPP is the closing price of the shares on the NYSE on the day in question.

Holding Period

The Administrative Committee may require that shares purchased under the ESPP be held for up to 12 months from the Purchase Date pursuant to holding period requirements to be set by the Administrative Committee. The Administrative Committee shall have the authority to change the holding period requirement.

Adjustment Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions

Whenever any change is made in the common shares of the Company, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken to adjust any or all of (a) the number and type of shares subject to the ESPP, (b) the number and type of shares subject to outstanding purchase rights and (c) the purchase price with respect to any of the foregoing as shall be equitable to prevent dilution or enlargement of such rights.

Subject to applicable laws and regulations, in the event of a Corporate Change (as defined in the ESPP), unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Internal Revenue Code) for all purchase rights then outstanding, (i) the purchase date for all purchase rights then outstanding shall be accelerated to a date fixed by the Administrative Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any unexercised purchase rights shall expire and the Company promptly shall refund to each participant the amount of such participant’s contributions under the ESPP which have not yet been used to purchase shares.

Transferability

No participant is permitted to assign, transfer, pledge, or otherwise dispose of either the payroll deductions credited to the participant’s account or any rights regarding the exercise right to purchase our shares under the ESPP, other than by will or the laws of descent and distribution.

Compliance with Applicable Laws

The Company’s obligation to offer, issue, sell or deliver shares under the ESPP is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of shares as well as all federal, state, local and foreign laws or as otherwise required under applicable stock exchange rules and regulations.

Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the ESPP, the Company shall not be obligated to grant purchase rights or to offer, issue, sell or deliver shares under the ESPP to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.

Amendment and Termination

The Board may, in its sole discretion, at any time and for any reason, amend, suspend or terminate the ESPP (subject to any applicable stockholder approval requirements).

If not sooner terminated under the provisions of the ESPP, the ESPP shall automatically terminate upon (and no further Participant contributions shall be made and no further purchase rights shall be granted) after the date all of the shares of stock reserved for issuance under the ESPP, have been sold thereunder. If on a purchase date there is an insufficient number of shares of stock available for all purchases exercised on such date, the number of available shares of stock shall be prorated among the then purchasing Participants in an equitable manner as determined by the Board based on their contributions for such Purchase Period. All remaining amounts shall be returned to the Participants.

- 2023 Proxy Statement	63

Federal Income Tax Consequences

The following is a summary of the general U.S. federal (and not local, state, or foreign) income tax consequences under the ESPP based on current U.S. federal income tax law. The following discussion is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which a participant may reside. The applicable tax law provisions and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the circumstances. Eligible employees should consult their own tax advisors.

The rights of participants to make purchases under the ESPP are not intended to qualify under the provisions of Section 423 of the Code.

No income will be taxable to a participant at the time of grant of the right to purchase. Upon purchase, the employee will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the date on which the employee acquired the shares and the purchase price paid for the shares.

In addition, if the employee sells the shares at a price in excess of the fair market value of the shares on the purchase date, the employee will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the purchase date. Alternatively, if the employee sells the shares at a price less than the fair market value of the shares on the purchase date, the employee will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the purchase date and the selling price of the shares.

The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of the ESPP, and the per-share purchase price depends on the future value of our shares of common stock. As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the ESPP.

Equity Compensation Plan Information

See page 58 of this Proxy Statement for Enovis Corporation’s equity compensation plan information as of December 31, 2022.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the ESPP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the ESPP by our stockholders.

Why You Should Approve the ESPP

The Board believes that stockholder approval of the ESPP will further our compensation and benefits structure and strategy, as well as attract, retain and motivate our employees. The ESPP offers eligible employees of the Company and designated subsidiaries the opportunity to purchase shares of our common stock at a discounted price through regular payroll deductions, or any other manner or method prescribed by the Administrative Committee. Accordingly, the ESPP provides such eligible employees with the opportunity to become stockholders of the Company and participate in our success, which aligns their interests with those of our stockholders and provides an incentive for them to promote our continued success. Participation in the ESPP is entirely voluntary.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the ESPP.

Board Recommendation

The Board unanimously recommends that you vote for FOR Proposal 5, which is approval of the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan.

64	- 2023 Proxy Statement

∎	BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 22, 2023 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group. The information in the table and the related notes for 5% holders is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Beneficial Owner	Shares Beneficially Owned		Percent of Class
5% Holders
T. Rowe Price Investment Management, Inc.	6,040,170	(1)	11.2%
BlackRock, Inc.	4,932,356	(2)	9.1%
The Vanguard Group	4,574,286	(3)	8.5%
Dimensional Fund Advisors LP	2,762,799	(4)	5.1%
Durable Capital Partners LP	2,714,032	(5)	5.0%
Directors(6)
Mitchell P. Rales	1,788,401	(7)	3.3%
Barbara W. Bodem	3,464		*
Angela S. Lalor	4,490		*
Liam J. Kelly	13,162		*
Philip A. Okala	6,036		*
Christine Ortiz	3,464		*
A. Clayton Perfall	49,493	(8)	*
Rajiv Vinnakota	21,693		*
Sharon Wienbar	34,767		*
Named Executive Officer and Director
Matthew L. Trerotola	442,821	(9)	*
Brady Shirley	91,768	(9)	*
Named Executive Officers
Christopher M. Hix	256,766	(9)	*
Patricia A. Lang	34,452	(9)	*
Daniel A. Pryor	318,859	(9)(10)	*
All of our directors and executive officers as a group (15 persons)	2,854,421	(9)	5.1%

* Represents	beneficial ownership of less than 1%

(1)

Based solely on a Schedule 13G/A filed on February 14, 2023 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), which sets forth T. Rowe Price’s beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, T. Rowe Price has sole voting power over 2,457,153 shares and sole dispositive power over 6,040,170 shares. The business address of T. Rowe Price is 101 E. Pratt Street, Baltimore, MD 21201.

(2)

Based solely on a Schedule 13G filed on January 25, 2023 by BlackRock, Inc. (“BlackRock”), which sets forth BlackRock’s beneficial ownership as of December 31, 2022. According to the Schedule 13G, BlackRock has sole voting power over 4,719,290 shares and sole dispositive power over 4,932,356 shares. The business address of BlackRock is 55 E. 52nd Street, New York, NY 10055.

(3)

Based solely on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group (“Vanguard”), which sets forth Vanguard’s beneficial ownership as of December 31, 2022. According to the Schedule 13G/A, Vanguard has shared voting power over 25,690 shares, sole dispositive power over 4,505,260 shares, and shared dispositive power over 69,026 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

- 2023 Proxy Statement	65

(4)

Based solely on a Schedule 13G filed on February 14, 2023 by Dimensional Fund Advisors LP (“Dimensional”), which sets forth Dimensional’s beneficial ownership as of December 31, 2022. According to the Schedule 13G, Dimensional has sole voting power over 2,728,378 shares and sole dispositive power over 2,762,799 shares. The business address of Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)

Based solely on a Schedule 13G/A filed on February 13, 2023 by Durable Capital Partners LP (“Durable”). According to the Schedule 13G/A, Durable has sole voting and dispositive power over 2,714,032 shares. The business address of Durable is 4747 Bethesda, Maryland 20814.

(6)

Beneficial ownership by directors includes: (i) for Ms. Bodem, 3,464 shares that Ms. Bodem has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023. For more information on these awards, see Director Compensation above; (ii) for Mr. Kelly, 8,017 shares that Mr. Kelly has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023, (iii) for Ms. Lalor, 1,026 DSUs that have vested or will vest within 60 days of March 22, 2023 and will be delivered following the conclusion of service on the Board and 3,464 shares that Ms. Lalor has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023, (iv) for Mr. Okala, 3,980 shares that Mr. Okala has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023, (v) for Ms. Ortiz, 3,464 shares that Ms. Ortiz has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023, (vi) for Mr. Perfall, 30,385 DRSUs or DSUs that have vested or will vest within 60 days of March 22, 2023 and will be delivered following the conclusion of service on the Board and 16,626 shares that Mr. Perfall has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023, (vii) for Mr. Vinnakota, 5,295 DRSUs or DSUs that have vested or will vest within 60 days of March 22, 2023 and will be delivered following the conclusion of service on the Board and 11,440 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023, and (viii) for Ms. Wienbar, 18,141 DRSUs or DSUs that have vested or will vest within 60 days of March 22, 2023 and will be delivered following the conclusion of service on the Board and 16,626 shares that Ms. Wienbar has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 22, 2023.

(7)

Includes 36,739 shares held by the Mitchell P. Rales Family Trust, 9,632 shares held in trust for Mr. Rales’ daughters, and 723,753 shares attributable to a charitable foundation of which Mr. Rales is a director. Mr. Rales disclaims beneficial ownership of those shares held by the charitable foundation. The business address of Mr. Rales is 11790 Glen Road, Potomac, MD 20854.

(8)	Includes 2,482 shares held by a trust.
(9)

Beneficial ownership by named executive officers includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of March 22, 2023. The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Trerotola – 311,177, Mr. Hix – 217,387, Mr. Pryor – 251,769, Mr. Shirley – 57,358, Ms. Lang – 23,994, and all of our current executive officers as a group – 673,077.

(10)	Includes 999 shares held by trusts for his children and 932 shares held in his 401(k) account.

66	- 2023 Proxy Statement

∎	GENERAL MATTERS

Outstanding Stock and Voting Rights

The Board has fixed the close of business on March 22, 2023 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Mitchell P. Rales and Matthew L. Trerotola to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Enovis Corporation at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary, (ii) delivering prior to the Annual Meeting a properly executed and subsequently dated proxy, or (iii) virtually attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 54,492,962 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, for 10 days prior to the date of our Annual Meeting.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the shares of the Company’s stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chairman of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, for approval of the advisory vote approving the compensation of our named executive officers, for one of the alternatives in the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers, and for approval of the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan. However, because the proposal on the frequency of future advisory votes to approve the compensation of our named executive officers provides holders with the option to vote to hold an advisory vote on named executive compensation every one, two, or three years, the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote may not be reached for any of the alternatives presented. If none of the alternatives receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. While the votes to approve named executive officer compensation and frequency of future advisory votes to approve named executive officer compensation votes are advisory in nature and non-binding, we will consider stockholder opinion on these proposals.

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Abstentions will have no effect on the election of directors but will have the same effect as a vote against ratification of the appointment of Ernst & Young LLP, approval of the advisory vote approving the compensation of our named executive officers, and approval of the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan. Abstentions on the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers have the same effect as not expressing a preference.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions on the ratification of the selection of our registered public accounting firm. In contrast, the remaining proposals are “non-routine” items. This means brokerage firms that have not received voting instructions from their clients may not vote on these proposals (a “broker non-vote”). Broker non-votes will not be considered in determining the number of votes necessary for election and, therefore, will have no effect on the outcome of the vote for the election of directors. Further, broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, or the proposal to approve the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan.

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. To attend the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2023 and enter the control number found on the proxy card or the Notice previously received. If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting. Once admitted, during the Annual Meeting, stockholders may vote, submit questions and view the list of stockholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 2, 2023.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder’s notice must be delivered to or mailed and received by the Secretary not less than the close of business 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2024 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than the close of business on February 16, 2024 and no earlier than January 17, 2024. However, if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the Company must receive the notice not earlier than the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws. Both Section 2.2 and Section 3.3 of our Bylaws mandate certain additional information to be provided by a stockholder who wishes to introduce business or nominate a director candidate. In addition to satisfying the foregoing requirements under our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws in compliance with Rule 14a-19, the SEC’s universal proxy rule, must provide the notice required by Rule 14a-19 no later than March 17, 2024. The chairman of the annual meeting may refuse to acknowledge or introduce any nomination or proposal if notice thereof is not received within the applicable deadlines or does not otherwise comply with our Bylaws. If the stockholder does not comply with the applicable requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such nomination or proposal.

Delivery of Documents to Stockholders Sharing an Address

SEC rules permit the delivery of a single copy of a company’s annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

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The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, now or in the future, should submit a written request to Investor Relations, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 or call (302) 252-9160 and ask for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 has been made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on March 1, 2023. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements but excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or access these materials on the Company’s website at www.enovis.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
Brian P. Hanigan
Secretary

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Appendix A	ENOVIS CORPORATION 2023 NON-QUALIFIED STOCK PURCHASE PLAN

1.    Purpose. The purpose of the 2023 Non-Qualified Stock Purchase Plan (the “Plan”) is to provide an incentive for Eligible Employees of certain Participating Companies to acquire Stock of the Company through accumulated payroll deductions.

The provisions of the Plan are subject to the provisions stated in the Appendices incorporated into this Plan from time to time and applicable to the designated Participating Companies. To the extent that the provisions in an Appendix for a Participating Company conflict with the provisions in this Plan, the provisions of the Appendix will be controlling with respect to the employees of such Participating Company. In addition, the terms and conditions set forth herein may be modified with respect to Participating Companies within a particular country to the extent necessary to comply with applicable local law or practice.

The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and is intended to ensure certain grants to Eligible Employees employed by Participating Companies outside the U.S. achieve tax, securities law, or other objectives.

2.    Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

“Administrative Committee” means the administrative committee appointed by the Compensation and Human Capital Management Committee of the Board to administer the Plan.

“Board” means the Board of Directors of the Company.

“Company” means Enovis Corporation and, where required by the context, shall include any Participating Company.

“Corporate Change” means one of the following events: (a) the merger, consolidation, or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (b) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); or (c) the adoption by the stockholders of the Company of a plan of liquidation or dissolution.

“Effective Date” means the first day of each Offering.

“Eligible Compensation” means an employee’s compensation as specified in the applicable Appendix.

“Eligible Employee” means each employee of a Participating Company who complies with the eligibility requirements set forth in the Plan and/or applicable Appendix.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

“Fair Market Value” shall mean the closing price for a share of Stock on the New York Stock Exchange (or if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) for the last Trading Day on the date of such determination, as reported on the New York Stock Exchange (or such other national securities exchange) or such other source as the Administrative Committee deems reliable, or if no prices are reported on that date, on the last preceding date on which such prices are so reported.

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“Offering” means the offering of rights to purchase shares of Stock.

“Participant” shall have the meaning ascribed to such term in Section 7(b) hereof.

“Participating Company” means the Company plus any Subsidiary, whether now existing or existing in the future, that has been designated by the Administrative Committee from time to time in its sole discretion as eligible to participate in the Plan.

“Purchase Date” means the last Trading Day that the shares of Stock are actually purchased pursuant to the terms hereof with respect to each Purchase Period, which shares shall be settled within five (5) business days following the end of each Purchase Period, subject to adjustment or modification pursuant to Sections 13 and 16, and in any event consistent with applicable local law.

“Purchase Period” shall mean the periods established in accordance with the Plan during which options to purchase shares of Stock may be granted and shares of Stock may be purchased on one or more Purchase Dates. The duration and timing of Purchase Periods may be changed by the Administrative Committee pursuant to the Plan.

“Purchase Price” means an amount determined by the Administrative Committee on or prior to the Effective Date which Purchase Price in no instance shall be less than 85% of the Fair Market Value of a share of Stock on the last Trading Day of the Purchase Period, subject to adjustment or modification pursuant to Sections 13 or 16, and in any event consistent with applicable local law.

“Stock” means the common stock, par value $0.001 per share, of the Company.

“Subsidiary” means, except as may be specifically provided otherwise by the Administrative Committee, for purposes of the Plan, a corporation, domestic or foreign, which is a “subsidiary” of the Company, as defined in Section 424(f) of the Code, or any affiliate of the Company that is specifically designated as such for purposes of this Plan, whether or not such corporation exists or is hereafter organized or acquired by the Company or a subsidiary.

“Trading Day” means a day on which the principal national stock exchange on which the Stock is traded is open for trading.

3.    Administration of the Plan. The Plan shall be administered by the Administrative Committee. To the extent necessary, the Administrative Committee may delegate any of its duties or responsibilities as they pertain to a Participating Company to such Participating Company. Any Participating Company may appoint or engage any person or persons as a third-party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate the Plan. Any third-party administrator who is not an employee of the Company or a Participating Company shall be required to be bonded and insured for errors and omissions in such amounts and by such carrier as is deemed suitable and appropriate by the Administrative Committee. The Administrative Committee may request advice or assistance or employ such other persons as it deems necessary for proper administration of the Plan. Subject to the express provisions of the Plan and the requirements of applicable law and regulations, the Administrative Committee shall have authority, in its discretion, to determine when each Offering hereunder shall be made, the Purchase Period of each Offering, the Purchase Price for each Offering and the exclusion of any classes of employees (which determinations may differ between and among Participating Companies). Subject to the express provisions of the Plan, the Administrative Committee shall have authority to (a) construe Offerings and the respective rights to purchase shares of Stock; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; and (c) to make all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan, including without limitation establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars.

In addition, the Administrative Committee shall correct any defect or supply any omission or reconcile any inconsistency in any Stock purchase right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Administrative Committee deems necessary or desirable to effectuate the intent of the Plan, but the Board shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Board deems necessary or desirable to effectuate the intent of the Plan.

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Each of the Administrative Committee and the Board shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Administrative Committee or the Board pursuant to this and the other sections of the Plan, shall be conclusive on all parties, except that, to the extent required by law or by the Company’s certificate of incorporation or bylaws, the terms of any Offering shall be subject to ratification of the Board prior to the Effective Date. The Administrative Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. In addition, the Administrative Committee may impose any holding period requirements with respect to Stock acquired under the Plan as it deems necessary or advisable.

4.    Participating Companies. The Administrative Committee may designate any present or future Subsidiary that is eligible under applicable law to participate in the Plan as a Participating Company by written instrument. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and employees in its employment eligible to participate in the Plan, a part of the Plan. The terms of the Plan as applied to the Participating Company shall be subject to the provisions set forth in the applicable Appendix hereto as it may be amended from time to time by the Administrative Committee. Transfer of employment among the Company and Participating Companies shall not be considered a termination of employment hereunder. Moreover, the Administrative Committee may, in its discretion, terminate a Participating Company’s participation in the Plan at any time.

5.    Eligibility. No Stock purchase right shall be granted hereunder to a person who is not an Eligible Employee of a Participating Company. Each Offering shall be made to all employees of a Participating Company who satisfy the eligibility requirements set forth on the Appendix for the Participating Company.

6.    Stock Subject to the Plan. Subject to the provisions of Section 13, the total number of shares of Stock which may be sold under the Plan shall not exceed 1,000,000 shares in the aggregate, which shares may be either treasury shares, or shares purchased on the open market or otherwise for purposes of the Plan.

7.    Stock Purchase Rights.

(a)

Offerings. On the first day of each Purchase Period or the first day of employment, if later, the Administrative Committee shall grant to each Eligible Employee of the Participating Companies, who may elect to participate in the Plan for the Purchase Period, the right to purchase shares of Stock under the terms hereinafter set forth. The terms and conditions of each Offering (which may differ between and among Participating Companies) shall state its Effective Date; shall define the duration of such Offering and the Purchase Period thereunder; shall specify the Purchase Price for such shares of Stock; and shall specify what class of employees, if any, are excluded. During the Purchase Period specified in the terms of the Offering (or during such portion thereof as an Eligible Employee may elect to participate), portions of the Eligible Employee’s Eligible Compensation shall be directed for the purchase of Stock subject to a Stock purchase right hereunder pursuant to Section 7(b). Subject to Section 7(d), the number of shares of Stock subject to a Stock purchase right granted by the Administrative Committee to a Participant shall be equal to the quotient of (i) the aggregate amount of contributions made by such Participant during the Purchase Period up to the maximum number of shares of Stock purchasable by, but not exceeding, the designated maximum percentage of contributions under Section 7(b) (excluding amounts to be returned to such Participant due to the limits described below in Section 7(d)), divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period. The full amount of Stock subject to a Stock purchase right for each Participant, as provided above, shall be purchased at each Purchase Date. Whole and fractional shares of Stock shall be purchased, unless the Administrative Committee determines that the purchase of fractional shares is administratively impracticable. Any references in the Plan to “shares” shall include fractional shares, if any, purchased by the Participant under the Plan.

(b)

Participation; Contributions. An Eligible Employee on the Effective Date or thereafter during the Offering may participate in such Offering by enrolling in the manner prescribed by the Administrative Committee. An employee shall be considered a “Participant” in the Plan once enrolled and shall be a Participant in the Plan until no longer an Eligible Employee or he or she withdraws from participation in the Plan as provided herein. A Participant may instruct the Administrative Committee to direct any whole percentage of the Participant’s Eligible Compensation paid during the Purchase Period specified in the Offering (or during such portion thereof as he/she may be eligible) for the purchase of shares of Stock hereunder. The designated percentage of Eligible Compensation may not be less than 1% nor exceed 25%. Contributions hereunder shall be in the manner and method prescribed by the Administrative

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Committee or its delegate, which may include payroll deductions whenever possible. If contributions are to be made through payroll deductions, such payroll deductions shall be credited to the Participant’s account under the Plan.

(c)

Changes in Contribution Rate. A Participant may instruct the Administrative Committee to reduce or increase contributions during a Purchase Period, but such instructions are effective only if delivered at a time and in a manner prescribed by the Administrative Committee, and such instructions will not be effective until the next Purchase Period. The Administrative Committee may, in its discretion, limit the number of contribution rate changes during a Purchase Period. The change in rate shall become effective as soon as administratively possible after the Company’s receipt of the directions for such change in accordance with established procedures. All contributions by a Participant shall be credited to his or her account under the Plan. A Participant may discontinue his or her participation in the Plan as provided in Section 9 hereof.

(d)

Maximum Allotment of Stock Purchase Rights. Any right to purchase shares under the Plan shall be subject to applicable controlling laws. The maximum amount of shares of Stock that any one Eligible Employee shall be allowed to purchase shall in any one calendar year shall be determined by the Administrative Committee on or prior to the Effective Date and in all cases shall not exceed the number of shares of Stock purchasable with a maximum contribution of US$25,000 during such calendar year.

(e)	Tax Withholding. Withholding will be made for income tax, social insurance, and other applicable taxes in accordance with applicable local law.

8.    Exercise of Stock Purchase Rights.

(a)

General Statement. Subject to the limitations set forth in Section 7, unless a Participant withdraws from the Plan as provided in Section 9, each Participant automatically and without any act on his or her part shall be deemed to have exercised his or her Stock purchase right on each Purchase Date to the extent of the Participant’s unused contributions to his or her account under the Plan and to the extent the issuance of shares of Stock to such Participant upon such exercise is lawful.

(b)

Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Company shall deliver to a custodian selected by the Administrative Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of whole shares of Stock with respect to which Stock purchase rights were exercised on such Purchase Date of all of the Participants hereunder. Such custodian shall keep accurate records of the shares of Stock held by each Participant by means of Participant accounts under the Plan, and shall provide each Participant with periodic statements (and/or access to reasonable electronic records) with respect thereto as may be directed by the Administrative Committee. The Administrative Committee may require that shares of Stock be retained with such custodian, or other designated broker or agent for a designated period of time and/or may establish other procedures as deemed convenient or necessary to comply with applicable local law. If the Company is required to obtain from any commission or agency (whether U.S. or foreign) authority to issue any such shares of Stock, the Company shall seek to obtain such authority unless otherwise impracticable. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares of Stock shall relieve the Company from liability to any Participant in the Plan except to return to him or her the amount of his or her contributions under the Plan which would have otherwise been used upon exercise of the relevant Stock purchase right.

(c)

Withdrawal of Shares. A Participant may, subject to Section 8(b), in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares of Stock held by the custodian in his or her account or to sell such shares of Stock and deliver to the Participant the proceeds therefrom, less applicable expenses.

(d)	Local Law Requirements. Notwithstanding the foregoing, the provisions of Sections 8(b) and (c) may be adjusted as required to comply with applicable local law or regulations.

(e)

Holding Period. The Administrative Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by Applicable Laws. The

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holding period, if any, will commence on the Purchase Date and will not exceed one year; provided that the holding period, if any, with respect to any Participant will end automatically if the Participant is no longer an Employee. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares will be designated with an applicable resale restriction. The applicable holding period will be set forth in the Offering Document for the applicable Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

9.    Withdrawal from the Plan.

(a)

General Statement. Any Participant may withdraw in whole from the Plan. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Administrative Committee at a time and in a manner prescribed by the Administrative Committee. Such withdrawal shall not become effective until the following Purchase Period, and therefore, all contributions accumulated for such Participant during the Purchase Period during which a notice of withdrawal is delivered to the Company shall be used to purchase shares as provided in Section 7(a). Thereafter, without any further act on the part of the withdrawn Participant, his or her contribution authorization and his or her interest in unexercised Stock purchase rights under the Plan shall terminate in full.

(b)

Eligibility Following Withdrawal. A Participant who withdraws from the Plan shall be eligible to participate again in the Plan during the next Purchase Period if he or she re-enrolls (provided that he or she is otherwise an Eligible Employee at such later time).

10.    Termination of Eligible Employment. If the employment of a Participant with the Company terminates for any reason whatsoever or the Participant ceases to be an Eligible Employee, then his or her participation in the Plan automatically and without any act on his or her part shall terminate as of the date of such termination of employment or change in status. All contributions accumulated for such Participant during the Purchase Period during which such termination or change of status occurs shall be used to purchase shares as provided in Section 7(a); and thereafter, without any further act on the part of the withdrawn Participant, his or her contribution authorization and his or her interest in unexercised Stock purchase rights under the Plan shall terminate in full.

11.    Restriction Upon Assignment of Stock Purchase Rights. A Stock purchase right granted under the Plan shall not be transferable by a Participant and may be exercised only by such Participant during the Participant’s lifetime. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his or her Stock purchase rights under the Plan.

12.    No Stockholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a Stock purchase right, a Participant shall not be deemed to be a stockholder, and he or she shall not have any of the rights or privileges of a stockholder, until such Stock purchase right has been exercised and shares delivered pursuant to Section 8(b).

13.    Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken to adjust any or all of (a) the number and type of shares of Stock subject to the Plan, (b) the number and type of shares of Stock subject to outstanding Stock purchase rights and (c) the Purchase Price with respect to any of the foregoing as shall be equitable to prevent dilution or enlargement of such rights.

In the event of a Corporate Change, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of Section 424(a) of the Internal Revenue Code of 1986, as amended) for all Stock purchase rights then outstanding, (i) the Purchase Date for all Stock purchase rights then outstanding shall be accelerated to a date fixed by the Administrative Committee prior to the effective date of the Corporate Change and (ii) upon such effective date any

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unexercised Stock purchase rights shall expire and the Company promptly shall refund to each Participant the amount of such Participant’s contributions under the Plan which have not yet been used to purchase Stock.

The foregoing notwithstanding, no such adjustment shall be authorized to the extent that such authorization would cause the Plan to violate the relevant country’s laws and/or regulations.

14.    Use of Funds; No Interest Paid. Unless otherwise determined by the Administrative Committee based on local law requirements in a particular jurisdiction, all funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant on amounts credited to his or her account unless otherwise required by applicable local law.

15.    Term of the Plan. The Plan shall be effective as of May 16, 2023, subject to stockholder approval. Participating Companies shall be eligible to participate in the Plan on the date specified by the Administrative Committee; provided, however, that no Purchase Period may begin until a Registration Statement under the Securities Act of 1933, as amended, covering the shares of Stock to be issued under the Plan has become effective and all applicable or desirable local filing or notice requirements have been satisfied. If not sooner terminated under the provisions of Section 16, the Plan shall automatically terminate upon and no further Participant contributions shall be made and no further Stock purchase rights shall be granted after the date all of the shares of Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been sold thereunder. If on a Purchase Date there is an insufficient number of shares of Stock available for all purchases under Stock purchase rights exercised on such date, the number of available shares of Stock shall be prorated among the then purchasing Participants in an equitable manner as determined by the Board based on their contributions for such Purchase Period and all remaining amounts shall be returned to the Participants.

16.    Amendment or Termination of the Plan. The Board in its discretion may terminate, suspend or modify the Plan in whole or in part at any time with respect to any Stock for which Stock purchase rights have not theretofore been granted. Without limiting the generality of the foregoing, the Board shall have the right to alter or amend the Plan or any part thereof from time to time, including without limitation, the Purchase Price (including the percentage discount offered, subject to the limit contained in the Plan), Purchase Period and Purchase Date; provided, however, that, except as provided below, no change in any Stock purchase right theretofore granted may be made that would materially impair the Stock purchase rights of the Participant without the consent of such Participant.

Notwithstanding the other provisions of the Plan, no amendment shall be made to the Plan without approval of the stockholders of the Company if such amendment would require stockholder approval under applicable law or listing standard, including, but not limited to the: (a) increase the number of shares of Stock that may be issued under the Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Plan. In addition to the other provisions of the Plan (including the Board’s and Administrative Committee’s right to terminate, suspend or modify the Plan as provided herein), in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.

17.    Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any Stock purchase right granted under the Plan at any time when the offer, issuance or sale of shares covered by such Stock purchase right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Administrative Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares of Stock. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.

A-6	- 2023 Proxy Statement

18.    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Stock purchase right granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

19.    Miscellaneous Provisions.

(a)

Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(b)

Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

(c)

Not a Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The Stock purchase rights and obligations under any Participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his or her employment at any time. The Plan shall not afford any Participant any additional right to compensation as a result of the termination of such Participant’s employment for any reason whatsoever.

(d)

Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of shares of Stock as well as all federal, state, local and foreign laws or as otherwise required under applicable stock exchange rules and regulations. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant Stock purchase rights or to offer, issue, sell or deliver shares of Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Company from taking any such action with respect to such employee.

(e)

Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(f)

Governing Law. Except where jurisdiction is exclusive to the foreign jurisdiction or the U.S. federal courts, or except as governed by U.S. federal law, the Plan and the rights to purchase shares of Stock hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g)

Other Provisions. Notwithstanding any provision to the contrary in the Plan, the Administrative Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Stock by a Participant. The Company shall not be required to issue any shares of Stock under the Plan until

- 2023 Proxy Statement	A-7

such obligations are satisfied. Subject in all cases to stockholder approval where required or desirable, without amending the Plan, the Administrative Committee may grant Stock purchase rights to Eligible Employees of Participating Companies on terms and conditions different from those specified in the Plan or the Appendices as may, in the judgment of the Administrative Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Administrative Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Participating Companies operate.

20.    Code Section 409A.

(a)

Stock purchase rights are intended to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent and all shares shall be delivered by March 15th of the year following the year of the purchase date. Subject to Section 20(b), Stock purchase rights granted to U.S. taxpayers shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Internal Revenue Code of 1986, as amended, including the requirement that the shares of Stock subject to a Stock purchase right be delivered within the short-term deferral period. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Stock purchase right that is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended is not so exempt or for any action taken by the Administrative Committee with respect thereto.

(b)

Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (for example, under Section 409A of the Internal Revenue Code of 1986, as amended), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including Section 20(a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

A-8	- 2023 Proxy Statement

Appendix A

“Eligible Compensation” means an employee’s regular straight-time earnings or base salary, determined before giving effect to any elective salary reduction or deferral agreements and including vacation, sick time and short-term disability pay, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, long-term disability pay, geographical coefficients, shift differential and any other items of compensation. If local law requires an inclusion of a broader range of compensation or the above exclusions are prohibited, the local law requirements shall apply.

“Eligible Employee” means each full-time employee of a Participating Company but excluding (i) employees who, after purchasing shares under the Plan, would own 5% or more of the Company’s outstanding Stock (by vote or value). Additionally, the Administrative Committee may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan. Such eligibility requirements shall apply to the extent permitted by local law. If local law requires an inclusion of a broader range of employees or the above exclusions are prohibited, the local law requirements shall apply.

- 2023 Proxy Statement	A-9

ENOVIS CORPORATION 2711 CENTERVILLE ROAD SUITE 400 WILMINGTON, DE 19808 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ENOV2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V07713-P88394-Z84497 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENOVIS CORPORATION Company Proposals The Board of Directors recommends you vote FOR each of the nominees listed below: 1. Election of Directors Nominees: 1a. Matthew L. Trerotola 1b. Barbara W. Bodem 1c. Liam J. Kelly 1d. Angela S. Lalor 1e. Philip A. Okala 1f. Christine Ortiz 1g. A. Clayton Perfall 1h. Brady Shirley 1i. Rajiv Vinnakota 1j. Sharon Wienbar For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve on an advisory basis the compensation of our named executive officers. The Board of Directors recommends you vote ONE YEAR on proposal 4. 4. Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers. The Board of Directors recommends you vote FOR proposal 5. 5. To approve the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan. NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2023 Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V07714-P88394-Z84497 STOCKHOLDERS’ PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ENOVIS CORPORATION Mitchell P. Rales and Matthew L. Trerotola, or either of them, each with the full power of substitution, are hereby authorized to represent and to vote all of the shares of ENOVIS CORPORATION common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENOVIS CORPORATION to be held virtually at 11:00 a.m., Eastern Daylight Time, on Tuesday, May 16, 2023 at www.virtualshareholdermeeting.com/ENOV2023, and at any adjournment or postponement of the meeting. The above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote “FOR” the election of all the nominees listed under Proposal 1, “FOR” Proposals 2 and 3, “ONE YEAR” on proposal 4, and “FOR” proposal 5. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise. Please fill the appropriate boxes, sign and date on the other side of this card.